Exhibit 10.4
INTERCREDITOR AGREEMENT
          This INTERCREDITOR AGREEMENT is dated as of January 25, 2011, and entered into by and among EXIDE TECHNOLOGIES, a Delaware corporation (the “Company”), WELLS FARGO CAPITAL FINANCE, LLC, in its capacity as agent under the ABL Credit Agreement, including its successors and assigns from time to time (the “Initial ABL Agent”), and WELLS FARGO BANK, NATIONAL ASSOCIATION, as Trustee (the “Trustee”) and Collateral Agent, not in its individual capacity, but solely in its capacity as trustee and collateral agent under the Indenture, including its successors and assigns from time to time (in such capacities, the “Notes Agent”). Capitalized terms used in this Agreement have the meanings assigned to them in Section 1.
RECITALS
          The Company, certain subsidiaries of the Company, the ABL Lenders, and the Initial ABL Agent have entered into that certain Credit Agreement, dated as of the date hereof (as amended, restated, supplemented, modified, replaced, or refinanced from time to time, the “Initial ABL Credit Agreement”);
          The Company has issued, or will issue, $675 million principal amount at maturity of 8.625% senior secured notes due 2018 (the “Initial Notes”) under an indenture, dated as of the date hereof (as amended, restated, supplemented, modified, replaced, or refinanced from time to time, the “Indenture”) among the Company and the Notes Agent;
          The ABL Obligations are to be secured (i) on a first priority basis by Liens on the ABL Priority Collateral and (ii) on a second priority basis by Liens on the Notes Priority Collateral;
          The Notes Obligations are to be secured (i) on a first priority basis by Liens on the Notes Priority Collateral and (ii) on a second priority basis by Liens on the ABL Priority Collateral;
          The ABL Documents and the Notes Documents provide, among other things, that the parties thereto shall set forth in this Agreement their respective rights and remedies with respect to the Collateral and certain other matters; and
          The ABL Agent and the Notes Agent, as required by the Indenture, have agreed to the intercreditor and other provisions set forth in this Agreement.
AGREEMENT
          In consideration of the foregoing, the mutual covenants and obligations herein set forth and for other good and valuable consideration, the sufficiency and receipt of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:
I. DEFINITIONS.
          1.1. Defined Terms. As used in this Agreement, the following terms shall have the following meanings:

          “ABL Agent” means the Initial ABL Agent and any successor or other agent under any ABL Credit Agreement.
          “ABL Claimholders” means, at any relevant time, the holders of ABL Obligations at that time, including, without limitation, the ABL Lenders and the ABL Agent under the ABL Credit Agreement and the Bank Product Providers.
          “ABL Collateral” means all of the assets and property of any Grantor, whether real, personal or mixed, with respect to which a Lien is granted as security for any ABL Obligations (but excluding, for purposes hereof, all Excluded Foreign Collateral).
          “ABL Credit Agreement” means collectively, (a) the Initial ABL Credit Agreement and (b) any other credit agreement or credit agreements, one or more debt facilities, and/or commercial paper facilities, in each case, with banks or other institutional or commercial lenders providing for revolving credit loans, term loans, receivables financing (including through the sale of receivables to such lenders or to special purpose entities formed to borrow from (or sell such receivables to) such lenders against such receivables), letters of credit, bankers’ acceptances, or other borrowings, that has been incurred to increase, replace (whether upon or after termination or otherwise), refinance or refund in whole or in part from time to time the Obligations outstanding under the Initial ABL Credit Agreement or any other agreement or instrument referred to in this clause, whether or not such increase, replacement, refinancing or refunding occurs (i) with the original parties thereto, (ii) on one or more separate occasions or (iii) simultaneously or not with the termination or repayment of the Initial ABL Credit Agreement or any other agreement or instrument referred to in this clause, in each case, unless such agreement or instrument expressly provides that it is not intended to be and is not an ABL Credit Agreement, or such agreement or instrument is not a Permitted Refinancing Agreement. Any reference to the ABL Credit Agreement hereunder shall be deemed a reference to any ABL Credit Agreement then in existence.
          “ABL Default” means an “Event of Default” (as defined in the ABL Credit Agreement).
          “ABL Intercompany Loans” means intercompany loans made from time to time by the Company or another US Loan Party (as defined in the ABL Credit Agreement) to one or more of the Company’s subsidiaries (a) for working capital purposes (as designated by the Company in good faith) and/or (b) with the proceeds of loans under the ABL Credit Agreement. The outstanding ABL Intercompany Loans, as of the Closing Date, are listed on Schedule 1 hereto.
          “ABL Lenders” means the “Lenders” under and as defined in the ABL Credit Agreement or any other Person which extends credit under the ABL Credit Agreement.
          “ABL Loan Documents” means, collectively (a) the “Loan Documents” (as defined in the ABL Credit Agreement) and (b) all Bank Product Agreements, as each may be amended, restated, supplemented, modified, renewed, extended or Refinanced from time to time in accordance with the provisions of this Agreement.
          “ABL Mortgages” means a collective reference to each mortgage, deed of trust and other document or instrument under which any Lien on real property owned or leased by any Grantor is granted to secure any ABL Obligations or under which rights or remedies with respect to any such Liens are governed.

          “ABL Obligations” means the “Obligations” (as defined in the ABL Credit Agreement), including, in each case, all amounts accruing on or after the commencement of any Insolvency Proceeding relating to any Grantor and all amounts that would have accrued or become due under the terms of the ABL Loan Documents but for the effect of the Insolvency Proceeding and irrespective of whether a claim for all or any portion of such amounts is allowable or allowed in such Insolvency or Liquidation Proceeding.
          “ABL Priority Collateral” means all now owned or hereafter acquired ABL Collateral that constitutes:
          (a) Accounts, other than Accounts which arise from the sale, license, assignment or other disposition of Notes Priority Collateral;
          (b) Instruments, Chattel Paper and other contracts, in each case, evidencing or substituted for, any Accounts referred to in the preceding clause (a);
          (c) guarantees, Letter of Credit Rights, letters of credit, security and other credit enhancements in each case for Accounts referred to in the preceding clause (a);
          (d) Inventory and Documents of title for any Inventory;
          (e) claims and causes of action to the extent relating to any of the Accounts or Inventory referred to in the preceding clauses (a) and (d);
          (f) Deposit Accounts and Securities Accounts and Security Entitlements, Securities and Financial Assets credited thereto (including all cash and other funds or other property held in or on deposit therein, except to the extent constituting identifiable Proceeds of the Notes Priority Collateral);
          (g) ABL Intercompany Loans;
          (h) Intellectual Property;
          (i) tax refunds and similar tax payments;
          (j) Commercial Tort Claims;
          (k) Money and cash (in each case, except to the extent constituting identifiable proceeds of the Notes Priority Collateral); and
          (l) General Intangibles, Instruments, books and Records and Supporting Obligations related to the foregoing and Proceeds (including, without limitation, insurance proceeds) and products of the foregoing (in each case, except to the extent constituting Notes Priority Collateral).
          “ABL Security Documents” means any agreement, document or instrument pursuant to which a Lien is granted securing any ABL Obligations or under which rights or remedies with respect to such Liens are governed.
          “ABL Standstill Period” has the meaning set forth in Section 3.2(a)(i).

          “Access Period” means for each parcel of Mortgaged Premises, the period, after the commencement of an Enforcement Period by the ABL Agent, which begins on the earlier of (a) the day on which the ABL Agent provides the Notes Agent with the written notice of its election to request access pursuant to Section 3.3(b) and (b) the fifth Business Day after the Notes Agent provides the ABL Agent with notice that the Notes Agent (or its agent) has obtained possession or control of such parcel and ends on the earliest of (i) the 270th day after the date (the “Initial Access Date”) on which the ABL Agent initially obtains the ability to take physical possession of, remove, or otherwise control physical access to, or actually uses, the ABL Collateral located on such Mortgaged Premises plus such number of days, if any, after the Initial Access Date that it is stayed or otherwise prohibited by law or court order from exercising remedies with respect to Collateral located on such Mortgaged Premises, and (ii) the termination of such Enforcement Period.
          “Account Agreements” means any lockbox account agreement, pledged account agreement, blocked account agreement, securities account control agreement, or any similar deposit or securities account agreements among the Notes Agent and/or the ABL Agent, one or more Grantors and the relevant financial institution depository or securities intermediary.
          “Additional Pari Passu Notes Agent” means the Person appointed to act as trustee, agent or representative for the holders of Additional Pari Passu Notes Obligations pursuant to any Additional Pari Passu Notes Agreement, it being understood and agreed that no Additional Pari Passu Notes Agent shall hold any Lien on Collateral.
          “Additional Pari Passu Notes Agreement” means the indenture, credit agreement or other agreement under which any Additional Pari Passu Notes Obligations are incurred.
          “Additional Pari Passu Notes Obligations” means Indebtedness of the Grantors issued following the date of this Agreement to the extent (a) such Indebtedness is permitted by the terms of the ABL Credit Agreement and the Indenture to be secured by Liens on the Collateral ranking pari passu with the Liens securing the Notes Obligations, (b) the Grantors have granted Liens on the Collateral to secure the obligations in respect of such Indebtedness, and (c) the Additional Pari Passu Notes Agent, for the holders of such Indebtedness has signed a joinder to this Agreement or the Notes Documents reasonably satisfactory to each Agent agreeing on behalf of itself and such holders to (i) be bound by the terms of this Agreement applicable to them, (ii) appoint the Notes Agent to act as their representative hereunder and (iii) agree to be bound by the pari passu intercreditor provisions contained in the Security Documents entered into in connection with the Indenture (which provisions are binding on the Notes Claimholders only).
          “Affiliate” means, with respect to a specified Person, another Person that directly, or indirectly through one or more intermediaries, controls or is controlled by or is under common control with the Person specified. For purposes of this definition, a Person shall be deemed to “control” or be “controlled by” a Person if such Person possesses, directly or indirectly, power to direct or cause the direction of the management or policies of such Person whether through ownership of equity interests, by contract or otherwise.
          “Agents” means the ABL Agent and the Notes Agent.
          “Agreement” means this Intercreditor Agreement, as amended, restated, renewed, extended, supplemented or otherwise modified from time to time.

          “Bank Product Debt” means Indebtedness and other Obligations relating to or arising from Bank Products, including Bank Product Obligations (as defined in the ABL Credit Agreement).
          “Bank Product Agreements” means those agreements entered into from time to time by a Grantor with a Bank Product Provider in connection with the obtaining of any of the Bank Products.
          “Bank Product Provider” shall mean any ABL Lender or Affiliate of an ABL Lender that provides any Bank Products to any Grantor; provided, however, that if, at any time, an ABL Lender ceases to be an ABL Lender under the ABL Credit Agreement, then, from and after the date on which it ceases to be an ABL Lender thereunder, neither it nor any of its Affiliates shall constitute Bank Product Providers and the obligations with respect to Bank Products provided by such former ABL Lender or any of its Affiliates shall no longer constitute Bank Product Debt.
          “Bank Products” means any one or more of the following financial products or accommodations extended to any Borrower or its Subsidiaries by a Bank Product Provider: (a) credit cards, (b) credit card processing services, (c) debit cards, (d) stored value cards, (e) purchase cards (including so-called “procurement cards” or “P-cards”), (f) Cash Management Services, or (g) transactions under Hedge Agreements.
          “Bankruptcy Code” means Title 11 of the United States Code entitled “Bankruptcy,” as now and hereafter in effect, or any successor statute.
          “Bankruptcy Law” means the Bankruptcy Code and any similar federal, state or foreign law for the relief of debtors.
          “Business Day” means a day other than a Saturday, Sunday or other day on which commercial banks in New York City or in the city in the United States of the corporate trust office of the Trustee (currently located in Atlanta, Georgia), are authorized or required by law to close.
          “Capital Stock” means (a) in the case of a corporation, capital stock, (b) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of capital stock, (c) in the case of a partnership, partnership interests (whether general or limited), (d) in the case of a limited liability company, membership interests and (e) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person and all rights, warrants or options exchangeable for or convertible into any of the items described in clauses (a) through (e) above; provided that with respect to the foregoing, Capital Stock shall exclude any debt securities convertible into Capital Stock, whether or not such debt securities include any right of vote or participation with Capital Stock.
          “Cash Management Services” means any cash management or related services including treasury, depository, return items, overdraft, controlled disbursement, merchant store value cards, e-payables services, electronic funds transfer, interstate depository network, automatic clearing house transfer (including the Automated Clearing House processing of electronic funds transfers through the direct Federal Reserve Fedline system) and other cash management arrangements.
          “Claimholder” means any Notes Claimholder or ABL Claimholder, as applicable.
          “Collateral” means any and all of the assets and property of any Grantor, whether real, personal or mixed, which constitute ABL Collateral or Notes Collateral.
          “Company” has the meaning assigned to that term in the Recitals to this Agreement.
          “Company Subsidiary” means any U.S. subsidiary of the Company that becomes a party hereto after the date hereof.
          “Conforming Plan of Reorganization” means any Plan of Reorganization whose provisions are consistent with the provisions of this Agreement.
          “DIP Financing” has the meaning assigned to that term in Section 6.1.
          “Discharge of Notes Obligations” means, except to the extent otherwise expressly provided in Section 5.5, payment in full in cash of all Notes Obligations (other than contingent obligations or indemnification obligations, in each case for which no claim has been asserted).
          “Discharge of ABL Obligations” means, except to the extent otherwise expressly provided in Section 5.5:
          (a) payment in full in cash of all ABL Obligations (other than contingent obligations or contingent indemnification obligations except as provided in clause (e) below);
          (b) termination or expiration of all commitments, if any, to extend credit under the ABL Loan Documents;
          (c) termination, cash collateralization (in an amount and manner reasonably satisfactory to the ABL Agent, but in no event greater than (i) with respect to any Letters of Credit denominated in Dollars, 105% and (ii) with respect to any Letters of Credit denominated in Euros 110%, in each case, of the aggregate undrawn face amount, plus commissions, fees, and expenses) or backstop of all letters of credit issued under the ABL Credit Agreement in compliance with the terms of the ABL Credit Agreement;
          (d) cash collateralization (in an amount and manner reasonably satisfactory to the ABL Agent) of the ABL Obligations constituting Bank Product Debt; and
          (e) cash collateralization (or support by a letter of credit) for any costs, expenses and contingent indemnification obligations consisting of ABL Obligations not yet due and payable but with respect to which a claim has been threatened or asserted under any ABL Loan Documents (in an amount and manner reasonably satisfactory to the ABL Agent).
          “Disposition” means any sale, lease, exchange, transfer or other disposition of any Collateral.

          “Enforcement” means, collectively or individually for one or both of the ABL Agent and the Notes Agent, when an ABL Default or Notes Default, as applicable, has occurred and is continuing, to enforce or attempt to enforce any right or power to repossess, replevy, attach, garnish, levy upon, collect the Proceeds of, foreclose or realize in any manner whatsoever its Lien upon, sell, liquidate or otherwise dispose of, or otherwise restrict or interfere with the use of, or exercise any remedies with respect to, any material amount of Collateral, whether by judicial enforcement of any of the rights and remedies under the ABL Loan Documents, the Notes Documents and/or under any applicable law, by self-help repossession, by non-judicial foreclosure sale, lease, or other disposition, by set-off, by notification to account obligors of any Grantor, by any sale, lease, or other disposition implemented by any Grantor following an ABL Default or a Notes Default, as applicable, in connection with which the ABL Agent or the Note Agent, as applicable, has agreed to release its Liens on the subject property, or otherwise, but in all cases excluding (i) the establishment of borrowing base reserves, collateral ineligibles, or other conditions for advances, (ii) the changing of advance rates or advance sublimits, (iii) the imposition of a default rate or late fee, (iv) the collection and application of Accounts or other monies deposited from time to time in Deposit Accounts or Securities Accounts, in each case, to the extent constituting ABL Priority Collateral, against the ABL Obligations pursuant to the provisions of the ABL Loan Documents (including, without limitation, the notification of account debtors, depositary institutions or any other Person to deliver proceeds of Collateral to the ABL Agent), (v) the cessation of lending pursuant to the provisions of the ABL Loan Documents, including upon the occurrence of a default on the existence of an overadvance, (vi) the filing of a proof of claim in any Insolvency or Liquidation Proceeding, (vii) the consent by the ABL Agent to disposition by any Grantor of any of the ABL Priority Collateral, and (viii) the acceleration of the Notes Obligations or the ABL Obligations.
          “Enforcement Notice” means a written notice delivered, at a time when an ABL Default or Notes Default has occurred and is continuing, by either the ABL Agent or the Notes Agent to the other announcing that an Enforcement Period has commenced, specifying the relevant event of default, stating that the payment of the principal amount of all Notes Obligations or ABL Obligations, as applicable, have been accelerated and including the current balance of the ABL Obligations or the Notes Obligations, as applicable, and requesting the current balance of the ABL Obligations or Notes Obligations, as applicable, owing to the noticed party.
          “Enforcement Period” means the period of time following the receipt by either the ABL Agent or the Notes Agent of an Enforcement Notice from the other until the earliest of (a) in the case of an Enforcement Period commenced by the Notes Agent, the Discharge of Notes Obligations, (b) in the case of an Enforcement Period commenced by the ABL Agent, the Discharge of ABL Obligations, (c) the ABL Agent or the Notes Agent (as applicable) agrees in writing to terminate the Enforcement Period, or (d) the date on which the ABL Default or the Notes Default that was the subject of the Enforcement Notice relating to such Enforcement Period has been cured to the satisfaction of the ABL Agent or the Notes Agent, as applicable, or waived in writing.
          “Excluded Foreign Collateral” means (a) all assets and property owned by the Excluded Foreign Grantors and subject to the ABL Loan Documents, including, without limitation, the “Foreign Collateral” (as defined in the ABL Credit Agreement) and (b) 35% of the Capital Stock of each first-tier Foreign Subsidiary of the Company.

          “Excluded Foreign Grantors” means, collectively, (a) all borrowers, guarantors and grantors under the ABL Loan Documents not organized under the laws of any state of the United States or the District of Columbia, including, without limitation, the “Foreign Loan Parties” (as defined in the ABL Credit Agreement) and (b) any other grantor under the ABL Loan Documents which is required to pledge assets solely to secure the ABL Obligations of Excluded Foreign Grantors described in clause (a), and in each case is not required to pledge assets to secure the Notes Obligations pursuant to the Notes Documents as in effect on the Closing Date.
          “Foreign Subsidiary” means any Subsidiary of the Company not incorporated or organized under the laws of any state of the United States or the District of Columbia.
          “Governmental Authority” means any federal, state, municipal, national or other government, governmental department, commission, board, bureau, court, agency or instrumentality or political subdivision thereof or any entity or officer exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to any government or any court, in each case whether associated with a state of the United States, the United States, or a foreign entity or government.
          “Grantors” means the Company, each Company Subsidiary and each other Person other than the Excluded Foreign Grantors that has or may from time to time hereafter execute and deliver an ABL Security Document or a Notes Security Document as a grantor of a security interest (or the equivalent thereof).
          “Hedge Agreement” means any rate swap agreement, forward rate agreement, commodity swap, commodity option, interest rate option, forward foreign exchange agreement, spot foreign exchange agreement, rate cap agreement, rate floor agreement, rate collar agreement, currency swap agreement, cross-currency rate swap agreement, currency option and any other similar agreement entered into for the purposes of hedging risks of currency, interest, or commodity price fluctuations or similar matters, or any indemnity agreements and arrangements entered into in connection therewith, in each case, as the same may be amended, restated, supplemented, or otherwise modified from time to time.
          “Indebtedness” means and includes all Obligations that constitute “Debt,” “Indebtedness,” “Obligations,” “Liabilities” or any similar term within the meaning of the ABL Credit Agreement or the Indenture, as applicable.
          “Indenture” has the meaning assigned to that term in the Recitals.
          “Initial ABL Agent” has the meaning assigned to that term in the Recitals.
          “Initial ABL Credit Agreement” has the meaning assigned to that term in the Recitals.
          “Initial Access Date” has the meaning assigned to that term in the definition of the term “Access Period.”
          “Initial Notes” has the meaning assigned to that term in the Recitals.

          “Insolvency or Liquidation Proceeding” means:
          (a) any voluntary or involuntary case or proceeding under the Bankruptcy Code or other applicable bankruptcy or insolvency laws of another jurisdiction with respect to any Grantor;
          (b) any other voluntary or involuntary insolvency, reorganization or bankruptcy case or proceeding, or any receivership, liquidation, reorganization or other similar case or proceeding with respect to any Grantor or with respect to a material portion of their respective assets;
          (c) any composition of liabilities or similar arrangement relating to any Grantor, whether or not under a court’s jurisdiction or supervision;
          (d) any liquidation, dissolution, reorganization or winding up of any Grantor, whether voluntary or involuntary, whether or not under a court’s jurisdiction or supervision, and whether or not involving insolvency or bankruptcy; or
          (e) any general assignment for the benefit of creditors or any other marshalling of assets and liabilities of any Grantor.
          “Intellectual Property” means, all of the following in any jurisdiction throughout the world: (a) patents, patent applications and inventions, including all renewals, extensions, combinations, divisions, or reissues thereof; (b) trademarks, service marks, trade names, trade dress, logos, internet domain names and other business identifiers, together with the goodwill symbolized by any of the foregoing, and all applications, registrations, renewals and extensions thereof; (c) copyrights and all works of authorship including all registrations, applications, renewals, extensions and reversions thereof; (d) all computer software, source code, executable code, data, databases and documentation thereof; (e) all trade secret rights in information, including trade secret rights in any formula, pattern, compilation, program, device, method, technique, or process, that (i) derives independent economic value, actual or potential, from not being generally known to, and not being readily ascertainable by proper means by, other persons who can obtain economic value from its disclosure or use, and (ii) is the subject of efforts that are reasonable under the circumstances to maintain its secrecy; (f) all other intellectual property or proprietary rights in any discoveries, concepts, ideas, research and development, know-how, formulae, patterns, inventions, compilations, compositions, manufacturing and production processes and techniques, program, device, method, technique, technical data, procedures, designs, recordings, graphs, drawings, reports, analyses, specifications, databases, and other proprietary or confidential information, including customer lists, supplier lists, pricing and cost information, business and marketing plans and proposals and advertising and promotional materials; and (g) all rights to sue at law or in equity for any infringement or other impairment or violation thereof and all products and proceeds of the foregoing.
          “Lien” means any mortgage, pledge, hypothec, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), charge or other security interest or any other security agreement (including, without limitation, any conditional sale or other title retention agreement and any Capital Lease (as defined in the ABL Credit Agreement) having substantially the same economic effect as any of the foregoing).

          “Mortgaged Premises” means any real property which shall now or hereafter be subject to a Notes Mortgage and/or an ABL Mortgage.
          “New Agent” has the meaning assigned to that term in Section 5.5.
          “New Debt Notice” has the meaning assigned to that term in Section 5.5.
          “Non-Conforming Plan of Reorganization” means any Plan of Reorganization whose provisions are inconsistent with the provisions of this Agreement, including any plan of reorganization that purports to re-order (whether by subordination, invalidation, or otherwise) or otherwise disregard, in whole or part, the provisions of Article II (including the Lien priorities of Section 2.1), the provisions of Article IV, or the provisions of Article VI, unless such Plan of Reorganization has been accepted by the voluntary required vote, if any, of each class of ABL Claimholders and Notes Claimholders.
          “Noteholders” means the “Holders” as defined in the Indenture and any holders of Additional Pari Passu Notes Obligations.
          “Notes” means (a) the Initial Notes and any other senior secured notes issued under the Indenture and (b) any other credit agreement, loan agreement, note agreement, promissory note, indenture or other agreement or instrument evidencing or governing the terms of any indebtedness or other financial accommodation that has been incurred to increase, replace, refinance or refund in whole or in part the Obligations outstanding under the Initial Notes, any other notes referred to in clause (a) or any other agreement or instrument referred to in this clause (b), unless such agreement or instrument expressly provides that it is not intended to be and is not a Note, or such agreement or instrument is not a Permitted Refinancing Agreement. Any reference to the Notes hereunder shall be deemed a reference to any Notes then in existence.
          “Notes Agent” has the meaning assigned to that term in the Recitals.
          “Notes Claimholders” means, at any relevant time, the holders of Notes Obligations at that time, including the Noteholders, each Additional Pari Passu Notes Agent, the Trustee and the Notes Agent.
          “Notes Collateral” means any and all of the assets and property of any Grantor, whether real, personal or mixed, with respect to which a Lien is granted as security for any Notes Obligations. For the avoidance of doubt, the Notes Collateral shall not include any Excluded Foreign Collateral.
          “Notes Default” means an “Event of Default” as defined in the Indenture or in any Additional Pari Passu Note Agreement.
          “Notes Documents” means the Indenture, the Notes, each Additional Pari Passu Notes Agreement, the Notes Security Documents and each of the other agreements, documents and instruments executed pursuant thereto, and any other document or instrument executed or delivered at any time in connection with any Notes Obligations, including any intercreditor or joinder agreement among holders of Notes Obligations to the extent such are effective at the relevant time, as each may be amended, restated, supplemented, modified, renewed, extended or Refinanced from time to time in accordance with the provisions of this Agreement.

          “Notes Intercompany Loans” means intercompany loans made from time to time by the Company or a Guarantor (as defined in the Indenture) to one or more of the Company’s subsidiaries other than ABL Intercompany Loans. The outstanding Notes Intercompany Loans, as of the Closing Date, are listed on Schedule 2 hereto.
          “Notes Mortgages” means a collective reference to each mortgage, deed of trust and any other document or instrument under which any Lien on real property owned or leased by any Grantor is granted to secure any Notes Obligations or under which rights or remedies with respect to any such Liens are governed.
          “Notes Obligations” means all Obligations owing, due, or secured under the Notes and the other Notes Documents, and all Additional Pari Passu Notes Obligations, whether now existing or arising hereafter, including all principal, premium, interest, fees, attorneys fees, costs, charges, expenses, reimbursement obligations, indemnities, guarantees, and all other amounts payable under or secured by any Notes Document or Additional Pari Passu Notes Obligations Agreement (including, in each case, all amounts accruing on or after the commencement of any Insolvency or Liquidation Proceeding).
          “Notes Pledged Collateral” means (a) the Capital Stock of each Subsidiary of the Company (other than Foreign Subsidiaries), (b) Capital Stock owned by any Grantor in any joint venture, partnership or similar non-publicly owned Person that is not a Subsidiary of a Grantor and (c) up to 65% of the Capital Stock of each first-tier Foreign Subsidiary of the Company, but in each case excluding any Excluded Foreign Collateral.
          “Notes Priority Collateral” means all now owned or hereafter acquired Notes Collateral that constitutes:
          (a) Equipment and all Documents of title for any Equipment;
          (b) Real Estate Assets;
          (c) Notes Pledged Collateral;
          (d) Notes Intercompany Loans;
          (e) Deposit Accounts existing solely for the purpose of holding identifiable proceeds of the Notes Priority Collateral and all cash and other funds held in or on deposit therein solely to the extent constituting identifiable proceeds of the Notes Priority Collateral;
          (f) all other Collateral other than ABL Priority Collateral and Excluded Foreign Collateral; and
          (g) General Intangibles (excluding Hedge Agreements and Intellectual Property and any rights thereunder), Instruments, books and Records and Supporting Obligations related to the foregoing and Proceeds (including, without limitation, insurance proceeds) and products of the foregoing (in each case, except to the extent constituting ABL Priority Collateral).

          “Notes Security Documents” means any agreement, document or instrument pursuant to which a Lien is granted securing any Notes Obligations or under which rights or remedies with respect to such Liens are governed.
          “Notes Standstill Period” has the meaning set forth in Section 3.1(a)(i).
          “Obligations” means all present and future loans, advances, liabilities, obligations, covenants, duties, and debts from time to time owing by any Grantor to any agent or trustee (including either Agent), the ABL Claimholders, the Notes Claimholders or any of them or their respective Affiliates, arising from or in connection with the ABL Loan Documents, the Notes Documents or Bank Products, whether for principal, interest or payments for early termination, whether or not evidenced by any note, or other instrument or document, whether arising from an extension of credit, opening of a letter of credit, acceptance, loan, guaranty, indemnification or otherwise, whether direct or indirect, absolute or contingent, due or to become due, primary or secondary, as principal or guarantor, and including all principal, interest, charges, expenses, fees, attorneys’ fees, filing fees and any other sums chargeable to the Grantors, including, without limitation, the “Obligations”, as defined in the ABL Credit Agreement, and the “Obligations”, as defined in the Indenture, under the Notes and any Additional Pari Passu Notes Agreement.
          “Permitted Refinancing” means any Refinancing the governing documentation of which constitutes Permitted Refinancing Agreements.
          “Permitted Refinancing Agreements” means, with respect to either the ABL Credit Agreement, the Notes or any Additional Pari Passu Notes Agreement, as applicable, any credit agreement, loan agreement, note agreement, promissory note, indenture or other agreement or instrument evidencing or governing the terms of any indebtedness or other financial accommodation that has been incurred to increase, replace (including exchanges) (whether upon or after termination or otherwise) refinance or refund in whole or in part the Obligations outstanding under the ABL Credit Agreement, the Notes or any Additional Pari Passu Notes Agreement, whether or not such increase, replacement, refinancing or refunding occurs (i) with the original parties thereto, (ii) on one or more separate occasions or (iii) simultaneously or not with the termination or repayment of the ABL Credit Agreement, the Notes or any Additional Pari Passu Notes Agreement or any other agreement or instrument referred to in this clause, unless such agreement or instrument expressly provides that it is not intended to be and is not a Permitted Refinancing Agreement, as such financing documentation may be amended, restated, supplemented or otherwise modified from time to time and that would not be prohibited by Section 5.3(c) or Section 5.3(d), as applicable.
          “Person” means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.
          “Plan of Reorganization” means any plan of reorganization, plan of liquidation, agreement for composition, or other type of plan of arrangement proposed in or in connection with any Insolvency or Liquidation Proceeding.
          “Pledged Collateral” has the meaning set forth in Section 5.4(a).
          “Real Estate Asset” means, at any time of determination, any interest (fee, leasehold or otherwise) then owned by the Company or any Grantor in any real property.

          “Records” means all present and future “records” (as defined in Article 9 of the UCC).
          “Recovery” has the meaning set forth in Section 6.4.
          “Refinance” means, in respect of any Indebtedness, to refinance, extend, renew, defease, amend, modify, supplement, restructure, replace, refund or repay, or to issue other indebtedness, in exchange or replacement for, such Indebtedness, in any case in whole or in part. “Refinanced” and “Refinancing” shall have correlative meanings.
          “Secured Parties” means the ABL Claimholders and the Notes Claimholders.
          “Subsidiary” means, with respect to any Person, any corporation, partnership, limited liability company, association, joint venture or other business entity of which more than 50% of the total voting power of shares of stock or other ownership interests entitled (without regard to the occurrence of any contingency) to vote in the election of the Person or Persons (whether directors, managers, trustees or other Persons performing similar functions) having the power to direct or cause the direction of the management and policies thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person or a combination thereof.
          “Trustee” has the meaning assigned to that term in the Recitals.
          “UCC” means the Uniform Commercial Code (or any similar equivalent legislation) as in effect from time to time in the State of New York; provided, however, that, at any time, if by reason of mandatory provisions of law, any or all of the perfection or priority of the Agents’ security interest in any item or portion of the Collateral is governed by the Uniform Commercial Code as in effect in a jurisdiction other that the State of New York, the term “UCC” shall mean the Uniform Commercial Code as in effect, at such time, in such other jurisdiction for purposes of the provisions hereof relating to such perfection or priority and for purposes of definitions relating to such provisions.
          1.2. UCC Terms. The following terms shall have the meanings assigned to them in Article 8 or 9 of the UCC (provided that If a term is defined in Article 8 of the UCC and Article 9 of the UCC, such term shall have the meaning assigned to it in Article 9 of the UCC): “Accounts”, “Chattel Paper”, “Commercial Tort Claims”, “Deposit Accounts”, “Documents”, “Equipment”, “Financial Assets”, “General Intangibles”, “Instruments”, “Inventory”, “Investment Property”, “Letter of Credit Rights”, “Money”, “Proceeds”, “Security”, “Securities Entitlements”, “Securities Accounts” and “Supporting Obligations”.
          1.3. Terms Generally. The definitions of terms in this Agreement shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation.” The word “will” shall be construed to have the same meaning and effect as the word “shall.” Unless the context requires otherwise:

          (a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, restated, supplemented, modified, renewed or extended;
          (b) any reference herein to any Person shall be construed to include such Person’s permitted successors and assigns;
          (c) the words “herein,” “hereof” and “hereunder,” and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof;
          (d) all references herein to Sections or Articles shall be construed to refer to Sections or Articles of this Agreement;
          (e) all uncapitalized terms have the meanings, if any, given to them in the UCC, as now or hereafter enacted in the State of New York (unless otherwise specifically defined herein);
          (f) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights;
          (g) any reference herein to a Person in a particular capacity or capacities excludes such Person in any other capacity or individually;
          (h) any reference herein to any law shall be construed to refer to such law as amended, modified, codified, replaced, or re-enacted, in whole or in part, and in effect on the pertinent date; and
          (i) in the compilation of periods of time hereunder from a specified date to a later specified date, the word “from” means “from and including” and the words “to” and “until” each means” to, but not through.”
II. LIEN PRIORITIES.
          2.1. Relative Priorities. Irrespective of the date, time, method, manner or order of grant, attachment or perfection of any Liens securing the Notes Obligations granted on the Collateral or of any Liens securing the ABL Obligations granted on the Collateral (including, in each case, irrespective of whether any such Lien is granted (or secures Obligations relating to the period) before or after the commencement of any Insolvency or Liquidation Proceeding) and notwithstanding any provision of any UCC, or any other applicable law, or the ABL Loan Documents or the Notes Documents or any defect or deficiencies in, or failure to attach or perfect, the Liens securing the ABL Obligations or the Notes Obligations or any other circumstance whatsoever, the ABL Agent, on behalf of the ABL Claimholders, and the Notes Agent, on behalf of the Notes Claimholders, hereby agree that:
          (a) any Lien of the ABL Agent on the ABL Priority Collateral securing the ABL Obligations, whether such Lien is now or hereafter held by or on behalf of the ABL Agent or any other ABL Claimholder or any other agent or trustee therefor, regardless of how or when acquired, whether by grant, possession, statute, operation of law, subrogation or otherwise, shall be senior in all respects and prior to any Lien on the ABL Priority Collateral securing any Notes Obligations; and
          (b) any Lien of the Notes Agent on the Notes Priority Collateral securing the Notes Obligations, whether such Lien is now or hereafter held by or on behalf of the Notes Agent, any other Notes Claimholder or any other agent or trustee therefor, regardless of how or when acquired, whether by grant, possession, statute, operation of law, subrogation or otherwise, shall be senior in all respects to all Liens on the Notes Priority Collateral securing any ABL Obligations.
          2.2. Prohibition on Contesting Liens. Each of the Notes Agent, on behalf of each Notes Claimholder, and the ABL Agent, on behalf of each ABL Claimholder, consents to the granting of Liens in favor of the other to secure the ABL Obligations and the Notes Obligations, as applicable, and agrees that no Claimholder will be entitled to, and it will not (and shall be deemed to have irrevocably, absolutely, and unconditionally waived any right to), contest (directly or indirectly) or support (directly or indirectly) any other Person in contesting, in any proceeding (including any Insolvency or Liquidation Proceeding): (a) the attachment, perfection, priority, validity or enforceability of any Lien in the Collateral held by or on behalf of any of the ABL Claimholders to secure the payment of the ABL Obligations or any of the Notes Claimholders to secure the payment of the Notes Obligations, (b) the priority, validity or enforceability of the ABL Obligations or the Notes Obligations, including the allowability or priority of the Notes Obligations or the ABL Obligations, as applicable, in any Insolvency or Liquidation Proceeding, or (c) the validity or enforceability of the provisions of this Agreement; provided that nothing in this Agreement shall be construed to prevent or impair the rights of the ABL Agent, on behalf of the ABL Claimholders, or the Notes Agent, on behalf of the Notes Claimholders, to enforce this Agreement, including the provisions of this Agreement relating to the priority of the Liens securing the Obligations as provided in Sections 2.1, 3.1, 3.2 and 6.1.
          2.3. No New Liens. So long as neither the Discharge of ABL Obligations nor the Discharge of Notes Obligations has occurred, whether or not any Insolvency or Liquidation Proceeding has been commenced by or against one or more of the Company or any other Grantor, the parties hereto agree, subject to Article VI, that the Company shall not, and shall not permit any other Grantor to:
          (a) grant or permit any additional Liens on any asset or property to secure any Notes Obligations unless it has granted or concurrently grants a Lien on such asset or property to secure the ABL Obligations; or
          (b) grant or permit any additional Liens on any asset or property (other than Excluded Foreign Collateral) to secure any ABL Obligations unless it has granted or concurrently grants a Lien on such asset or property to secure the Notes Obligations.
To the extent any additional Liens are granted on any asset or property (other than Excluded Foreign Collateral) pursuant to this Section 2.3, the priority of such additional Liens shall be determined in accordance with Section 2.1. In addition, to the extent that the foregoing provisions are not complied with for any reason, without limiting any other rights and remedies available hereunder, the ABL Agent, on behalf of the ABL Claimholders, and the Notes Agent, on behalf of Notes Claimholders, agree that any amounts received by or distributed to any of them pursuant to or as a result of Liens granted in contravention of this Section 2.3 shall be subject to Section 4.2.

          2.4. Similar Liens and Agreements. The parties hereto agree that it is their intention that the ABL Collateral and the Notes Collateral be identical except (a) the Notes Collateral shall not include a Lien on the Capital Stock of any Foreign Subsidiary (other than the Notes Pledged Collateral) otherwise included in the ABL Collateral, (b) as provided in Article VI and (c) as otherwise provided herein. In furtherance of the foregoing and of Section 8.8, the parties hereto agree, subject to the other provisions of this Agreement, upon request by the ABL Agent or the Notes Agent, to cooperate in good faith (and to direct their counsel to cooperate in good faith) from time to time in order to determine the specific items included in the ABL Collateral and the Notes Collateral and the steps taken to perfect their respective Liens thereon and the identity of the respective parties obligated under the ABL Loan Documents and the Notes Documents.
III. EXERCISE OF REMEDIES; ENFORCEMENT.
          3.1. Restrictions on the Notes Agent and the Notes Claimholders.
          (a) Until the Discharge of ABL Obligations has occurred, whether or not any Insolvency or Liquidation Proceeding has been commenced by or against any Grantor, the Notes Agent and the other Notes Claimholders:
     (i) will not exercise or seek to exercise (but instead shall be deemed to have hereby irrevocably, absolutely and unconditionally waived for the duration of the Notes Standstill Period), any rights, powers, or remedies with respect to any ABL Priority Collateral (including (A) any right of set-off or any right under any Account Agreement, landlord waiver or bailee’s letter or similar agreement or arrangement to which the Notes Agent or any Notes Claimholder is a party, (B) any right to undertake self-help re-possession or non-judicial disposition of any ABL Priority Collateral (including any partial or complete strict foreclosure), and/or (C) any right to institute, prosecute, or otherwise maintain any action or proceeding with respect to such rights, powers or remedies (including any action of foreclosure)) provided, however, that the Notes Agent may exercise any or all of such rights, powers, or remedies after a period of at least 270 days has elapsed since the later of: (i) the date on which the Notes Agent declared the existence of a Notes Default, accelerated (to the extent such amount was not already due and owing) the payment of the principal amount of all Notes Obligations, and demanded payment thereof and (ii) the date on which the ABL Agent received the Enforcement Notice from the Notes Agent; provided further, however, that neither the Notes Agent nor any other Notes Claimholder shall exercise any rights or remedies with respect to the ABL Priority Collateral if, notwithstanding the expiration of such 270 day period, the ABL Agent or the other ABL Claimholders (A) shall have commenced, whether before or after the expiration of such 270 day period, and be diligently pursuing the exercise of their rights, powers, or remedies with respect to all or any material portion of such Collateral (prompt written notice of such exercise to be given to the Notes Agent), or (B) shall have been stayed by operation of law or any court order from pursuing any such exercise of remedies (the period during which the Notes Agent and the other Notes Claimholders may not pursuant to this Section 3.1(a)(i) exercise any rights, powers, or remedies with respect to the ABL Priority Collateral, the “Notes Standstill Period”);

     (ii) will not, directly or indirectly, contest, protest or object to or hinder any judicial or non-judicial foreclosure proceeding or action (including any partial or complete strict foreclosure) brought by the ABL Agent or any other ABL Claimholder relating to the ABL Priority Collateral or any other exercise by the ABL Agent or any other ABL Claimholder of any other rights, powers and remedies relating to the ABL Priority Collateral, including any sale, lease, exchange, transfer, or other disposition of the ABL Priority Collateral, whether under the ABL Loan Documents, applicable law, or otherwise;
     (iii) subject to their rights under clause (a)(i) above (and under clause (vi) of Section 3.1(c)), will not object to the forbearance by the ABL Agent or the ABL Claimholders from bringing or pursuing any Enforcement with respect to the ABL Priority Collateral;
     (iv) except as may be permitted in Section 3.1(c), irrevocably, absolutely, and unconditionally waive any and all rights the Notes Agent or the Notes Claimholders may have as a junior lien creditor or otherwise to object (and seek or be awarded any relief of any nature whatsoever based on any such objection) to the manner in which the ABL Agent or the ABL Claimholders (A) enforce or collect (or attempt to collect) the ABL Obligations or (B) realize or seek to realize upon or otherwise enforce the Liens in and to the ABL Priority Collateral securing the ABL Obligations, regardless of whether any action or failure to act by or on behalf of the ABL Agent or ABL Claimholders is adverse to the interest of the Notes Agent or the Notes Claimholders. Without limiting the generality of the foregoing, the Notes Claimholders shall be deemed to have hereby irrevocably, absolutely, and unconditionally waived any right to object (and seek or be awarded any relief of any nature whatsoever based on any such objection), at any time prior or subsequent to any disposition of any of the ABL Priority Collateral, on the ground(s) that any such disposition of ABL Priority Collateral (x) would not be or was not “commercially reasonable” within the meaning of any applicable UCC and/or (y) would not or did not comply with any other requirement under any applicable UCC or under any other applicable law governing the manner in which a secured creditor (including one with a Lien on real property) is to realize on its collateral; and
     (v) subject to Section 3.1(a) and (c), acknowledge and agree that no covenant, agreement or restriction contained in the Notes Security Documents or any other Notes Document (other than this Agreement) shall be deemed to restrict in any way the rights and remedies of the ABL Agent or the ABL Claimholders with respect to the ABL Priority Collateral as set forth in this Agreement and the ABL Loan Documents;
provided, however, that, in the case of (i), (ii) and (iii) above, the Liens granted to secure the Notes Obligations of the Notes Claimholders shall attach to any Proceeds resulting from actions taken by the ABL Agent or any ABL Claimholder with respect to the ABL Priority Collateral in accordance with this Agreement after application of such Proceeds to the extent necessary to meet the requirements of a Discharge of ABL Obligations.
          (b) Until the Discharge of ABL Obligations has occurred, whether or not any Insolvency or Liquidation Proceeding has been commenced by or against any Grantor, the ABL Agent and the other ABL Claimholders shall have the right to enforce rights, exercise remedies

(including set-off and the right to credit bid their debt) and, in connection therewith (including voluntary Dispositions of ABL Priority Collateral by the respective Grantors after an ABL Default) make determinations regarding the release, disposition, or restrictions with respect to the ABL Priority Collateral without any consultation with or the consent of the Notes Agent or any Notes Claimholder; provided, however, that the Lien securing the Notes Obligations shall remain on the Proceeds (other than those properly applied to the ABL Obligations in accordance with Section 4.1) of such Collateral released or disposed of subject to the relative priorities described in Section 2.1. In exercising rights, powers, and remedies with respect to the ABL Priority Collateral, the ABL Agent and the ABL Claimholders may enforce the provisions of the ABL Loan Documents and exercise rights, powers, and/or remedies thereunder and/or under applicable law or otherwise, all in such order and in such manner as they may determine in the exercise of their sole discretion. Such exercise and enforcement shall include the rights of an agent appointed by them to sell or otherwise dispose of the ABL Priority Collateral upon foreclosure, to incur expenses in connection with such sale or disposition, and to exercise all the rights and remedies of a secured creditor under the UCC and of a secured creditor under the Bankruptcy Laws of any applicable jurisdiction.
          (c) Notwithstanding anything to the contrary contained herein, the Notes Agent and any Notes Claimholder may:
     (i) file a claim or statement of interest with respect to the Notes Obligations; provided that an Insolvency or Liquidation Proceeding has been commenced by or against any Grantor;
     (ii) take any action (not adverse to the priority status of the Liens on the ABL Priority Collateral, or the rights of the ABL Agent or any of the ABL Claimholders to exercise rights, powers, and/or remedies in respect thereof, including those under Article VI) in order to create, perfect, preserve or protect (but not enforce) its Lien on any of the ABL Priority Collateral;
     (iii) file any necessary responsive or defensive pleadings in opposition to any motion, claim, adversary proceeding or other pleading made by any person objecting to or otherwise seeking the disallowance of the claims of the Notes Claimholders, including any claims secured by the ABL Priority Collateral, if any, in each case in accordance with the terms of this Agreement;
     (iv) file any pleadings, objections, motions or agreements which assert rights or interests available to unsecured creditors of the Grantors arising under either any Insolvency or Liquidation Proceeding or applicable non-bankruptcy law, in each case not inconsistent with the terms of this Agreement or applicable law (including the Bankruptcy Laws of any applicable jurisdiction) and any pleadings, objections, motions or agreements which assert rights or interests available to secured creditors solely with respect to the Notes Priority Collateral;
     (v) vote on any Plan of Reorganization, file any proof of claim, make other filings and make any arguments, obligations, and motions (including in support of or opposition to, as applicable, the confirmation or approval of any Plan of Reorganization) that are, in each case, in accordance with the terms of this Agreement. Without limiting the generality of the foregoing or of the other provisions of this Agreement, any vote to accept, and any other act to support the confirmation or approval of, any Non-Conforming Plan of Reorganization shall be inconsistent with and accordingly, a violation of the terms of this Agreement, and the ABL Agent shall be entitled to have any such vote to accept a Non-Conforming Plan of Reorganization changed and any such support of any Non-Conforming Plan of Reorganization withdrawn;
     (vi) exercise any of the rights, powers and/or remedies with respect to any of the ABL Priority Collateral after the termination of the Notes Standstill Period to the extent permitted by Section 3.1(a)(i); and
     (vii) take any action described in clauses (iii), (vi) and (viii) of the definition of “Enforcement”.
The Notes Agent, on behalf of the Notes Claimholders, and each Notes Claimholder agrees that it will not take or receive any ABL Priority Collateral (including Proceeds) in connection with the exercise of any right or remedy (including set-off) with respect to ABL Priority Collateral in its capacity as a creditor in violation of this Agreement. Without limiting the generality of the foregoing, unless and until the Discharge of ABL Obligations has occurred, except as expressly provided in Sections 3.1(a)(i), 6.7 and clause (vi) of Section 3.1(c), the sole right of the Notes Agent and the Notes Claimholders with respect to the ABL Priority Collateral is to hold a Lien on such Collateral pursuant to the Notes Security Documents for the period and to the extent granted therein and to receive a share of the Proceeds thereof, if any, in accordance with Section 4.1.
          (d) Except as otherwise specifically set forth in Sections 3.1(a) and 3.4 and Article VI, the Notes Agent and the Notes Claimholders with respect to the ABL Priority Collateral, may exercise rights and remedies as unsecured creditors against any Grantor and subject to Section 3.2, may exercise rights and remedies with respect to the Notes Priority Collateral, in each case, in accordance with the terms of the Notes Documents and applicable law; provided, however, that in the event that the Notes Agent or any Notes Claimholder becomes a judgment Lien creditor in respect of ABL Priority Collateral or in respect of any Excluded Foreign Collateral as a result of its enforcement of its rights as an unsecured creditor with respect to the Notes Obligations, such judgment Lien shall be subject to the terms of this Agreement for all purposes (including in relation to the ABL Obligations) as the other Liens securing the Notes Obligations are subject to this Agreement.
          (e) For the avoidance of doubt, and notwithstanding anything to the contrary contained in this Agreement, in the event that the Notes Agent or the Notes Claimholders exercise rights and remedies, either as unsecured creditors or as secured creditors hereunder, with respect to any of the Notes Intercompany Loans owing by any Excluded Foreign Grantors, the exercise of such rights and remedies and any Liens on any Excluded Foreign Collateral obtained by the Notes Agent or the Notes Claimholders as a result of such exercise or otherwise shall be subject to the provisions of this Agreement for all purposes (including in relation to the ABL Obligations) to the same extent as the Liens on the ABL Priority Collateral securing the Notes Obligations are subject to this Agreement.
          (f) Except as provided in Section 5.3(d), nothing in this Agreement shall prohibit the receipt by the Notes Agent or any other Notes Claimholders of the required payments of interest, principal and other amounts owed in respect of the Notes Obligations so long as such receipt is not the direct or indirect result of the exercise by the Notes Agent or any Notes

Claimholders of rights or remedies as a secured creditor (including set-off) with respect to ABL Priority Collateral or enforcement in contravention of this Agreement of any Lien held by any of them. Nothing in this Agreement impairs or otherwise adversely affects any rights or remedies the ABL Agent or the ABL Claimholders may have against the Grantors under the ABL Loan Documents.
          3.2. Restrictions on the ABL Agent and ABL Claimholders.
          (a) Until the Discharge of Notes Obligations has occurred, whether or not any Insolvency or Liquidation Proceeding has been commenced by or against any Grantor, subject to the limited extent provided in Article VI, the ABL Agent and the other ABL Claimholders:
     (i) will not exercise or seek to exercise (but instead shall be deemed to have hereby irrevocably, absolutely and unconditionally waived for the duration of the ABL Standstill Period) any rights, powers, or remedies with respect to any Notes Priority Collateral (including (A) any right of set-off or any right under any Account Agreement, landlord waiver or bailee’s letter or similar agreement or arrangement to which the ABL Agent or any ABL Claimholder is a party, (B) any right to undertake self-help re-possession or nonjudicial disposition of any Notes Priority Collateral (including any partial or complete strict foreclosure), or (C) any right to institute, prosecute or otherwise maintain any action or proceeding with respect to such rights, powers, or remedies (including any action of foreclosure)); provided, however, that the ABL Agent may exercise any or all of such rights, powers, or remedies after a period of at least 270 days has elapsed since the later of: (i) the date on which the ABL Agent declared the existence of an ABL Default, accelerated (to the extent such amount was not already due and owing) the payment of the principal amount of all ABL Obligations, and demanded payment thereof and (ii) the date on which the Notes Agent received the Enforcement Notice from the ABL Agent relating to such action; provided, further, however, that neither the Agent nor the other ABL Claimholders shall exercise any remedies with respect to the Notes Priority Collateral if, notwithstanding the expiration of such 270 day period, the Notes Agent or the Notes Claimholders (A) shall have commenced, whether before or after the expiration of such 270 day period, and be diligently pursuing the exercise of their rights or remedies with respect to all or any material portion of such Collateral (prompt notice of such exercise to be given to the ABL Agent) or (B) shall have been stayed by operation of law or by any court order from pursuing any such exercise of remedies (the period during which the ABL Agent and the other ABL Claimholders may not pursuant to this Section 3.2(a)(i) exercise any rights or remedies with respect to the Notes Priority Collateral, the “ABL Standstill Period”); provided, finally, however, that the ABL Agent, independent in all respects of the preceding provisos, may exercise the rights provided for in Section 3.3;
     (ii) will not, directly or indirectly, contest, protest or object to or hinder any judicial or non-judicial foreclosure proceeding or action (including any partial or complete strict foreclosure) brought by the Notes Agent or any other Notes Claimholder relating to the Notes Priority Collateral or any other exercise by the Notes Agent or any other Notes Claimholder of any rights, powers and remedies relating to the Notes Priority Collateral, including any sale, lease, exchange, transfer, or other disposition of the Notes Priority Collateral, whether under the Notes Documents, applicable law, or otherwise subject to the Notes Agent’s and the other Notes Claimholders’ obligations under Section 3.3;
     (iii) subject to Section 3.2(a), will not object to the forbearance by the Notes Agent or the Notes Claimholders from bringing or pursuing any Enforcement with respect to the Noteholder Primary Collateral;
     (iv) subject to Sections 3.2(c) and Sections 3.3 and 3.4, irrevocably, absolutely and unconditionally waive any and all rights the ABL Agent and ABL Claimholders may have as a junior lien creditor or otherwise to object (and seek or be awarded any relief of any nature whatsoever based on any such objection) to the manner in which the Notes Agent or the Notes Claimholders (a) enforce or collect (or attempt to collect) the Notes Obligations or (b) realize or seek to realize upon or otherwise enforce the Liens in and to the Notes Priority Collateral securing the Notes Obligations, regardless of whether any action or failure to act by or on behalf of the Notes Agent or Notes Claimholders is adverse to the interest of the ABL Claimholders. Without limiting the generality of the foregoing, the ABL Claimholders shall be deemed to have hereby irrevocably, absolutely and unconditionally waived any right to object (and seek or be awarded any relief of any nature whatsoever based on any such objection), at any time prior to or subsequent to any disposition of any Notes Priority Collateral, on the ground(s) that any such disposition of Notes Priority Collateral (a) would not be or was not “commercially reasonable” within the meaning of any applicable UCC and/or (b) would not or did not comply with any other requirement under any applicable UCC or under any other applicable law governing the manner in which a secured creditor (including one with a Lien on real property) is to realize on its collateral; and
     (v) subject to Sections 3.2(a) and (c) and Sections 3.3 and 3.4, acknowledge and agree that no covenant, agreement or restriction contained in the ABL Security Documents or any other ABL Loan Document (other than this Agreement) shall be deemed to restrict in any way the rights and remedies of the Notes Agent or the Notes Claimholders with respect to the Notes Priority Collateral as set forth in this Agreement and the Notes Documents;
provided, however, that in the case of (i), (ii) and (iii) above, the Liens granted to secure the ABL Obligations of the ABL Claimholders shall attach to any Proceeds resulting from actions taken by the Notes Agent or any Notes Claimholder with respect to the Notes Priority Collateral in accordance with this Agreement after application of such Proceeds to the extent necessary to meet the requirements of a Discharge of Notes Obligations.
          (b) Until the Discharge of Notes Obligations has occurred, whether or not any Insolvency or Liquidation Proceeding has been commenced by or against any Grantor, the Notes Agent and the Notes Claimholders shall have the right to enforce rights, exercise remedies (including set-off and the right to credit bid their debt) and make, in connection therewith (including voluntary Dispositions of Notes Priority Collateral by the respective Grantors after a Notes Default) determinations regarding the release, disposition, or restrictions with respect to the Notes Priority Collateral without any consultation with or the consent of the ABL Agent or any ABL Claimholder subject to the Notes Agent’s and the Notes Claimholders’ obligations under Section 3.3; provided, however, that the Lien securing the ABL Obligations shall remain on the

Proceeds (other than those properly applied to the Notes Obligations in accordance with the Notes Documents) of such Collateral released or disposed of subject to the relative priorities described in Section 2.1. In exercising rights and remedies with respect to the Notes Priority Collateral, the Notes Agent and the Notes Claimholders may enforce the provisions of the Notes Documents and exercise remedies thereunder, all in such order and in such manner as they may determine in the exercise of their sole discretion subject to the Notes Agent’s and the Notes Claimholders’ obligations under Sections 3.3. Such exercise and enforcement shall include the rights of an agent appointed by them to sell or otherwise dispose of the Notes Priority Collateral upon foreclosure, to incur expenses in connection with such sale or disposition, and to exercise all the rights and remedies of a secured creditor under the UCC and of a secured creditor under the Bankruptcy Laws of any applicable jurisdiction.
          (c) Notwithstanding anything to the contrary contained herein, the ABL Agent and any ABL Claimholder may:
     (i) file a claim or statement of interest with respect to the ABL Obligations; provided that an Insolvency or Liquidation Proceeding has been commenced by or against any Grantor;
     (ii) take any action (not adverse to the priority status of the Liens on the Notes Priority Collateral, or the rights of the Notes Agent or any of the Notes Claimholders to exercise rights, powers and/or remedies in respect thereof, including those under Article VI) in order to create, perfect, preserve or protect (but, subject to the provisions of Section 3.3, not enforce) its Lien on any of the Notes Priority Collateral;
     (iii) file any necessary responsive or defensive pleadings in opposition to any motion, claim, adversary proceeding or other pleading made by any person objecting to or otherwise seeking the disallowance of the claims of the ABL Claimholders, including any claims secured by the Notes Priority Collateral, if any, in each case in accordance with the terms of this Agreement;
     (iv) file any pleadings, objections, motions or agreements which assert rights or interests available to unsecured creditors of the Grantors arising under either any Insolvency or Liquidation Proceeding or applicable non-bankruptcy law, in each case not inconsistent with the terms of this Agreement or applicable law (including the Bankruptcy Laws of any applicable jurisdiction) and any pleadings, objections, motions or agreements which assert rights or interests available to secured creditors solely with respect to the ABL Priority Collateral;
     (v) vote on any Plan of Reorganization, file any proof of claim, make other filings and make any arguments and motions (including in support of or opposition to, as applicable, the confirmation or approval of any Plan of Reorganization) that are, in each case, in accordance with the terms of this Agreement. Without limiting the generality of the foregoing or of the other provisions of this Agreement, any vote to accept, and any other act to support the confirmation or approval of, any Non-Conforming Plan of Reorganization shall be inconsistent with and accordingly, a violation of the terms of this Agreement, and the Notes Agent shall be entitled to have any such vote to accept a Non-Conforming Plan of Reorganization changed and any such support of any Non-Conforming Plan of Reorganization withdrawn;

     (vi) exercise any of its rights, powers, and/or remedies with respect to any of the Notes Priority Collateral to the extent permitted by Sections 3.2(a)(i) and 3.3; and
     (vii) take any action described in clauses (i) through (viii) of the definition of “Enforcement”.
The ABL Agent, on behalf of the ABL Claimholders, agrees that no ABL Claimholder will take or receive any Notes Priority Collateral (including Proceeds) in connection with the exercise of any right or remedy (including set-off) with respect to any Notes Priority Collateral in its capacity as a creditor in violation of this Agreement. Without limiting the generality of the foregoing, unless and until the Discharge of Notes Obligations has occurred, except as expressly provided in Sections 3.2(a)(i), 3.3 and 3.4 and clause (vi) of this Section 3.2(c), the sole right of the ABL Agent and the ABL Claimholders with respect to the Notes Priority Collateral is to hold a Lien on such Collateral pursuant to the ABL Security Documents for the period and to the extent granted therein and to receive a share of the Proceeds thereof, if any, in accordance with Section 4.1.
          (d) Except as otherwise specifically set forth in Sections 3.2(a) and 3.4 and Article VI, the ABL Agent and the ABL Claimholders with respect to the Notes Priority Collateral, may exercise rights and remedies as unsecured creditors against any Grantor and subject to Section 3.1, may exercise rights and remedies with respect to the ABL Priority Collateral, in each case, in accordance with the terms of the ABL Loan Documents and applicable law; provided, however, that in the event that any the ABL Agent or ABL Claimholder becomes a judgment Lien creditor in respect of Notes Priority Collateral as a result of its enforcement of its rights as an unsecured creditor with respect to the ABL Obligations, such judgment Lien shall be subject to the terms of this Agreement for all purposes (including in relation to the Notes Obligations) as the other Liens securing the ABL Obligations are subject to this Agreement.
          (e) Except as provided in Section 5.3(c), nothing in this Agreement shall prohibit the receipt by the ABL Agent or any ABL Claimholders of the required payments of interest, principal and other amounts owed in respect of the ABL Obligations so long as such receipt is not the direct or indirect result of the exercise by the ABL Agent or any ABL Claimholders of rights or remedies as a secured creditor (including set-off) with respect to Notes Priority Collateral or enforcement in contravention of this Agreement of any Lien held by any of them. Nothing in this Agreement impairs or otherwise adversely affects any rights or remedies the Notes Agent or the Notes Claimholders may have against the Grantors under the Notes Documents.
          3.3. Collateral Access Rights.
          (a) The ABL Agent and the Notes Agent agree not to commence Enforcement until an Enforcement Notice has been given to the other Agent. Subject to the provisions of Sections 3.1 and 3.2, either Agent may join in any judicial proceedings commenced by the other Agent to enforce Liens on the Collateral, provided that neither Agent, nor the other ABL Claimholders or the other Notes Claimholders, as applicable, shall interfere with the Enforcement actions of the other with respect to Collateral in which such party has the priority Lien in accordance with Section 2.1 and Section 2.2.
          (b) If the Notes Agent, or any agent or representative of the Notes Agent, or any receiver, shall, after any Notes Default, obtain possession or physical control of any of the

Mortgaged Premises, the Notes Agent shall promptly notify the ABL Agent in writing of that fact, and the ABL Agent shall, within ten (10) Business Days thereafter, notify the Notes Agent in writing as to whether the ABL Agent desires to exercise access rights under this Agreement. In addition, if the ABL Agent, or any agent or representative or the ABL Agent, or any receiver, shall obtain possession or physical control of any of the Mortgaged Premises or any of the tangible Notes Priority Collateral located on any premises other than a Mortgaged Premises, following the delivery to the Note Agent of an Enforcement Notice, then the ABL Agent shall promptly notify the Note Agent in writing that the ABL Agent is exercising its access rights under this Agreement under either circumstance. Upon delivery of such notice by the ABL Agent to the Notes Agent, the parties shall confer in good faith to coordinate with respect to the ABL Agent’s exercise of such access rights. Consistent with the definition of “Access Period,” access rights will apply to differing parcels of Mortgaged Premises at differing times, in which case, a differing Access Period will apply to each such property.
          (c) During any pertinent Access Period, the ABL Agent and its agents, representatives and designees shall have an irrevocable, non-exclusive right to have access to, and a rent-free right to use, the Notes Priority Collateral for the purpose of (i) copying, using, or preserving any and all information relating to any of the ABL Priority Collateral, (ii) arranging for and effecting the sale or disposition of ABL Priority Collateral located on such parcel, including the completion of the manufacture and packaging of (A) work-in-process, (B) raw materials and (C) inventory production, and other preparation of such ABL Priority Collateral for sale or disposition, (iii) selling (by public auction, private sale or a “store closing”, “going out of business” or similar sale, whether in bulk, in lots or to customers in the ordinary course of business or otherwise and which sale may include augmented Inventory of the same type sold in any Grantor’s business), and (iv) storing or otherwise dealing with the ABL Priority Collateral, in each case without notice to, the involvement of or interference by the Notes Agent or any Notes Claimholder or liability to the Notes Agent or any Notes Claimholder. During any such Access Period, the ABL Agent and its representatives (and persons employed on their behalf), may continue to operate, service, maintain, process and sell the ABL Priority Collateral, as well as to engage in bulk sales of ABL Priority Collateral. The ABL Agent shall take proper and reasonable care under the circumstances of any Notes Priority Collateral that is used by the ABL Agent during the Access Period and repair and replace any damage (ordinary wear-and-tear excepted) caused by the ABL Agent or its agents, representatives or designees, and the ABL Agent shall comply with all applicable laws in all material respects in connection with its use or occupancy of the Notes Priority Collateral. The ABL Agent and the ABL Claimholders shall reimburse the Notes Agent and the Notes Claimholders for any injury or damage to Persons or property (ordinary wear-and-tear excepted) caused by the acts or omissions of Persons under its control; provided, however, that the ABL Agent and the ABL Claimholders will not be liable for any diminution in the value of the Mortgaged Premises caused by the absence of the ABL Priority Collateral therefrom. In no event shall the ABL Claimholders or the ABL Agent have any liability to the Notes Claimholders and/or to the Notes Agent hereunder as a result of any condition (including any environmental condition, claim or liability) on or with respect to the Notes Priority Collateral existing prior to the date of the exercise by the ABL Agent of its rights under this Agreement. The ABL Agent and the Notes Agent shall cooperate and use reasonable efforts to ensure that their activities during the Access Period as described above do not interfere materially with the activities of the other as described above, including the right of Notes Agent to show the Notes Priority Collateral to prospective purchasers and to ready the Notes Priority Collateral for sale.

          (d) Consistent with the definition of the term “Access Period,” if any order or injunction is issued or stay is granted or is otherwise effective by operation of law that prohibits the ABL Agent from exercising any of its rights hereunder, then the Access Period granted to the ABL Agent under this Section 3.3 shall be stayed during the period of such prohibition and shall continue thereafter for the number of days remaining as required under this Section 3.3. The Notes Agent shall not foreclose or otherwise sell or dispose of any of the Notes Priority Collateral during the Access Period, unless the buyer agrees in writing to acquire the Notes Priority Collateral subject to the terms of Section 3.3 of this Agreement and agrees therein to comply with the terms of this Section 3.3. The rights of ABL Agent and the ABL Claimholders under this Section 3.3 during the Access Period shall continue notwithstanding such foreclosure, sale or other disposition by the Notes Agent.
          (e) The ABL Agent and the ABL Claimholders shall have the right to bring an action to enforce their rights under this Section 3.3, including, without limitation, an action seeking possession of the applicable Collateral and/or specific performance of this Section 3.3.
          3.4. Set-Off and Tracing of and Priorities in Proceeds. The Notes Agent, on behalf of the Notes Claimholders, acknowledges and agrees that, to the extent the Notes Agent or any Notes Claimholder exercises its rights of set-off against any ABL Priority Collateral, the amount of such set-off shall be held and distributed pursuant to Section 4.1. The ABL Agent, for itself and on behalf of the ABL Claimholders, and the Notes Agent, for itself and on behalf of the Notes Claimholders, further agree that prior to an issuance of an Enforcement Notice or the commencement of any Insolvency or Liquidation Proceeding, any Proceeds of Collateral, whether or not deposited under Account Agreements, which are used by any Grantor to acquire other property which is Collateral shall not (solely as between the Agents, the ABL Claimholders and the Notes Claimholders) be treated as Proceeds of Collateral for purposes of determining the relative priorities in the Collateral which was so acquired. In addition, unless and until the Discharge of ABL Obligations occurs, subject to Section 4.2, the Notes Agent and the Notes Claimholders each hereby consents to the application, prior to the receipt by the ABL Agent of an Enforcement Notice or the commencement of any Insolvency or Liquidation Proceeding issued by the Notes Agent, of cash or other Proceeds of Collateral, deposited under Account Agreements to the repayment of ABL Obligations pursuant to the ABL Loan Documents.
IV. PAYMENTS.
          4.1. Application of Proceeds.
          (a) So long as the Discharge of ABL Obligations has not occurred, whether or not any Insolvency or Liquidation Proceeding has been commenced by or against any Grantor, (i) all ABL Priority Collateral or Proceeds thereof received in connection with the sale or other disposition of, or collection on, such ABL Priority Collateral upon the exercise of remedies or other Enforcement by either Agent or any ABL Claimholders or Notes Claimholders, shall be delivered to the ABL Agent and shall be applied or further distributed by the ABL Agent to or on account of the ABL Obligations in such order, if any, as specified in the relevant ABL Loan Documents or as a court of competent jurisdiction may otherwise direct and (ii) all ABL Priority Collateral consisting of Accounts shall be deemed to be sold or disposed of at a valuation equal to the face value of each such Account and all ABL Priority Collateral consisting of Inventory shall be deemed to be sold or disposed of at the book value of such Inventory. Upon the Discharge

ABL Obligations, the ABL Agent shall deliver to the Notes Agent any Collateral and Proceeds of Collateral received or delivered to it pursuant to the preceding sentence, in the same form as received, with any necessary endorsements, to be applied by the Notes Agent to the Notes Obligations in such order as specified in the Notes Security Documents or as a court of competent jurisdiction may otherwise direct.
          (b) So long as the Discharge of Notes Obligations has not occurred, whether or not any Insolvency or Liquidation Proceeding has been commenced by or against any Grantor, all Notes Priority Collateral or Proceeds thereof received in connection with the sale or other disposition of, or collection on, such Notes Priority Collateral upon the exercise of remedies or other Enforcement by either Agent or any Notes Claimholders or ABL Claimholders, shall be delivered to the Notes Agent and shall be applied by the Notes Agent to the Notes Obligations in such order as specified in the relevant Notes Documents or as a court of competent jurisdiction may otherwise direct. Upon the Discharge of Notes Obligations, the Notes Agent shall deliver to the ABL Agent any Collateral and Proceeds of Collateral received or delivered to it pursuant to the preceding sentence, in the same form as received, with any necessary endorsements to be applied by the ABL Agent to the ABL Obligations in such order as specified in the ABL Security Documents or as a court of competent jurisdiction may otherwise direct.
          4.2. Payments Over in Violation of Agreement. So long as neither the Discharge of ABL Obligations nor the Discharge of Notes Obligations has occurred, whether or not any Insolvency or Liquidation Proceeding has been commenced by or against any Grantor, any Collateral (including assets or Proceeds subject to Liens referred to in the final sentence of Section 2.3) received by either Agent or any Notes Claimholders or ABL Claimholders in connection with the exercise of any right, power, or remedy (including set-off) relating to the Collateral in contravention of this Agreement shall be segregated and held in trust and forthwith paid over to the appropriate Agent for the benefit of the Notes Claimholders or the ABL Claimholders, as applicable, in the same form as received, with any necessary endorsements or as a court of competent jurisdiction may otherwise direct. Each Agent is hereby authorized by the other Agent to make any such endorsements as agent for the other Agent or any Notes Claimholders or ABL Claimholders, as applicable. This authorization is coupled with an interest and is irrevocable until the Discharge of ABL Obligations and Discharge of Notes Obligations.
          4.3. Application of Payments. Subject to the other terms of this Agreement, all payments received by (a) the ABL Agent or the ABL Claimholders may be applied, reversed and reapplied, in whole or in part, to the ABL Obligations to the extent provided for in the ABL Loan Documents and (b) the Notes Agent or the Notes Claimholders may be applied, reversed and reapplied, in whole or in part, to the Notes Obligations to the extent provided for in the Notes Documents.
          4.4. Revolving Nature of ABL Obligations. The Notes Agent, on behalf of the Notes Claimholders, acknowledges and agrees that the ABL Credit Agreement includes a revolving commitment and that the amount of the ABL Obligations that may be outstanding at any time or from time to time may be increased or reduced and subsequently reborrowed.
V. OTHER AGREEMENTS.
          5.1. Releases.

          (a) (i) If, in connection with (A) any exercise of remedies or Enforcement (including as provided for in Section 3.1(b) or Section 6.8(a)), or (B) any sale, transfer or other disposition of all or any portion of the ABL Priority Collateral (other than in connection with a refinancing as described in Section 5.5), so long as, in the case of this clause (B), such sale, transfer or other disposition is then not prohibited by the ABL Documents (or consented to by the requisite ABL Lenders) and by the Notes Documents (or consented to by the requisite Noteholders), irrespective of whether an ABL Default has occurred and is continuing, the ABL Agent, on behalf of any of the ABL Claimholders, releases any of its Liens on any part of the ABL Priority Collateral, then the Liens, if any, of the Notes Agent, for the benefit of the Notes Claimholders, on the Collateral sold or disposed of in connection therewith, shall be automatically, unconditionally and simultaneously released; provided that, to the extent the Proceeds of such ABL Priority Collateral are not applied to reduce ABL Obligations, the Notes Agent shall retain a Lien on such Proceeds in accordance with the terms of this Agreement. The Notes Agent, on behalf of the Notes Claimholders, promptly shall execute and deliver to the ABL Agent or such Grantor such termination statements, releases and other documents as the ABL Agent or such Grantor may request in writing to effectively confirm such release.
     (ii) If, in connection (A) with any exercise of remedies or Enforcement (including as provided for in Sections 3.2(b) or Section 6.8(b)), or (B) any sale, transfer or other disposition of all or any portion of the Notes Priority Collateral (other than in connection with a refinancing as described in Section 5.5), so long as, in the case of this clause (B), such sale, transfer or other disposition is then not prohibited by the Notes Documents (or consented to by the requisite Noteholders) and by the ABL Documents (or consented to by the requisite ABL Lenders), irrespective of whether a Notes Default has occurred and its continuing, the Notes Agent, on behalf of any of the Notes Claimholders, releases any of its Liens on any part of the Notes Priority Collateral, then the Liens, if any, of the ABL Agent, for the benefit of the ABL Claimholders, on the Collateral sold or disposed of in connection therewith, shall be automatically, unconditionally and simultaneously released; provided that the provisions of Section 3.3 shall continue, to the extent such Section is applicable at the time of such sale, transfer or other disposition; provided further that, to the extent the Proceeds of such Notes Priority Collateral are not applied to reduce Notes Obligations, the ABL Agent shall retain a Lien on such Proceeds in accordance with the terms of this Agreement. The ABL Agent, on behalf of the ABL Claimholders, promptly shall execute and deliver to the Notes Agent or such Grantor such termination statements, releases and other documents as the Notes Agent or such Grantor may request to effectively confirm such release.
          (b) Until the Discharge of ABL Obligations and Discharge of Notes Obligations shall occur, the ABL Agent, on behalf of the ABL Claimholders, and the Notes Agent, on behalf of the Notes Claimholders, as applicable, hereby irrevocably constitutes and appoints the other Agent and any officer or agent of the other Agent, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of the other Agent or such holder or in the Agent’s own name, from time to time in such Agent’s discretion exercised in good faith, for the purpose of carrying out the terms of this Section 5.1, to take any and all appropriate action and to execute any and all documents and instruments which may be necessary to accomplish the purposes of this Section 5.1, including any endorsements or other instruments of transfer or release.

          (c) Until the Discharge of ABL Obligations and Discharge of Notes Obligations shall occur, to the extent that the Agents or the ABL Claimholders or the Notes Claimholders (i) have released any Lien on Collateral and such Lien is later reinstated or (ii) obtain any new Liens from any Grantor or any Grantor takes any action to perfect a Lien, then, in accordance with Section 2.3, the Grantors shall grant or perfect a Lien on any such Collateral, subject to the Lien priority provisions of this Agreement, to the other Agent, for the benefit of the ABL Claimholders or Notes Claimholders, as applicable.
          5.2. Insurance.
          (a) Unless and until the Discharge of ABL Obligations and subject to the terms of, and the rights of the Grantors under, the ABL Loan Documents, the ABL Agent, on behalf of the ABL Claimholders, shall have the sole and exclusive right to adjust settlement for any insurance policy covering the ABL Priority Collateral in the event of any loss thereunder and to approve any award granted in any condemnation or similar proceeding (or any deed in lieu of condemnation) affecting such Collateral. Until the Discharge of ABL Obligations has occurred, (i) all Proceeds of any such policy and any such award (or any payments with respect to a deed in lieu of condemnation) if in respect of the ABL Priority Collateral and to the extent required by the ABL Loan Documents shall be paid to the ABL Agent for the benefit of the ABL Claimholders pursuant to the terms of the ABL Loan Documents (including, without limitation, for purposes of cash collateralization of letters of credit) and thereafter, if the Discharge of ABL Obligations has occurred, and subject to the rights of the Grantors under the Notes Security Documents, to the Notes Agent for the benefit of the Notes Claimholders to the extent required under the Notes Security Documents and then, to the extent no Notes Obligations are outstanding, to the owner of the subject property, such other Person as may be entitled thereto or as a court of competent jurisdiction may otherwise direct, and (ii) if the Notes Agent or any Notes Claimholders shall, at any time, receive any Proceeds of any such insurance policy or any such award or payment with respect to ABL Priority Collateral in contravention of this Agreement, it shall segregate and hold in trust and forthwith pay such Proceeds over to the ABL Agent in accordance with the terms of Section 4.2.
          (b) Unless and until the Discharge of Notes Obligations has occurred, subject to the terms of, and the rights of the Grantors under, the Notes Documents, (i) the Notes Agent, on behalf of the Notes Claimholders, shall have the sole and exclusive right to adjust settlement for any insurance policy covering the Notes Priority Collateral in the event of any loss thereunder and to approve any award granted in any condemnation or similar proceeding (or any deed in lieu of condemnation) affecting such Collateral; (ii) all Proceeds of any such policy and any such award (or any payments with respect to a deed in lieu of condemnation) if in respect of the Notes Priority Collateral and to the extent required by the Notes Documents shall be paid to the Notes Agent for the benefit of the Notes Claimholders pursuant to the terms of the Notes Documents and thereafter, if the Discharge of Notes Obligations has occurred, and subject to the rights of the Grantors under the ABL Loan Documents, to the ABL Agent for the benefit of the ABL Claimholders to the extent required under the ABL Security Documents and then, to the extent no ABL Obligations are outstanding, to the owner of the subject property, such other Person as may be entitled thereto or as a court of competent jurisdiction may otherwise direct, and (iii) if the ABL Agent or any ABL Claimholders shall, at any time, receive any Proceeds of any such insurance policy or any such award or payment with respect to Notes Priority Collateral in contravention of this Agreement, it shall segregate and hold in trust and forthwith pay such Proceeds over to the Notes Agent in accordance with the terms of Section 4.2.
          (c) To effectuate the foregoing, and to the extent that the pertinent insurance company agrees to issue such endorsements, the Agents shall each receive separate lender’s loss payable endorsements naming themselves as loss payee and additional insured, as their interests may appear, with respect to policies which insure Collateral hereunder.
          5.3. Amendments to ABL Loan Documents and Notes Documents; Refinancing.
          (a) Subject to Sections 5.3(c) and 5.3(d), the ABL Loan Documents and Notes Documents may be amended, supplemented or otherwise modified in accordance with their terms, all without affecting the Lien subordination or other provisions of this Agreement. The ABL Obligations may be Refinanced without notice to, or the consent of the Notes Agent or the Notes Claimholders and without affecting the Lien subordination or other provisions of this Agreement, and the Notes Obligations may be Refinanced without notice to, or consent of, the ABL Agent or the ABL Claimholders and without affecting the Lien subordination and other provisions of this Agreement so long as such Refinancing is on terms and conditions that would not violate the Notes Documents or the ABL Loan Documents, each as in effect on the date hereof (or, if less restrictive to the Company, as in effect on the date of such amendment or Refinancing); provided, however, that, in each case, the lenders or holders of such Refinancing debt bind themselves in a writing addressed to the Notes Agent and the Notes Claimholders or the ABL Agent and the ABL Claimholders, as applicable, to the terms of this Agreement; provided further, however, that, if such Refinancing debt is secured by a Lien on any Collateral the holders of such Refinancing debt shall be deemed bound by the terms hereof regardless of whether or not such writing is provided. For the avoidance of doubt, the sale or other transfer of Indebtedness is not restricted by this Agreement but the provisions of this Agreement shall be binding on all holders of ABL Obligations and Notes Obligations.
          (b) Subject to Sections 5.3(c) and 5.3(d), the ABL Agent and the Notes Agent shall each use good faith efforts to notify the other party of any written amendment or modification to the ABL Documents and Notes Documents, but the failure to do so shall not create a cause of action against the party failing to give such notice or create any claim or right on behalf of any third party.
          (c) Without the consent of the Notes Agent, the ABL Claimholders will not be entitled to agree (and will not agree) to any amendment to or modification of the ABL Loan Documents, whether in a Refinancing or otherwise, that is not permitted by the Indenture as in effect on the date hereof (or, if less restrictive to the ABL Claimholders, on the date of such amendment or modification).
          (d) Without the consent of the ABL Agent, the Notes Agent and the Notes Claimholders will not be entitled to agree (and will not agree) to any amendment to or modification of the Notes Documents, whether in a Refinancing or otherwise, that is not permitted by the ABL Credit Agreement as in effect on the date hereof (or, if less restrictive to the Notes Claimholders, on the date of such amendment or modification).
          (e) So long as the Discharge of ABL Obligations has not occurred, the Notes Agent agrees that each applicable Notes Security Document shall include the following language

(or similar language acceptable to the ABL Agent): “Notwithstanding anything herein to the contrary, the liens and security interests granted to Wells Fargo Bank, National Association, as Collateral Agent, pursuant to this Agreement and the exercise of any right or remedy by Wells Fargo Bank, National Association, as Collateral Agent hereunder, are subject to the provisions of the Intercreditor Agreement dated as of January 25, 2011 (as amended, restated, supplemented or otherwise modified from time to time, the “Intercreditor Agreement”), among Wells Fargo Capital Finance, LLC, as ABL Agent, Wells Fargo Bank National Association, as Notes Agent and the Grantors (as defined in the Intercreditor Agreement) from time to time party thereto. In the event of any conflict between the terms of the Intercreditor Agreement and the terms of this Agreement, the terms of the Intercreditor Agreement shall govern and control.”
          (f) So long as the Discharge of Notes Obligations has not occurred, the ABL Agent agrees that each applicable ABL Security Document shall include the following language (or similar language acceptable to the Note Agent): “Notwithstanding anything herein to the contrary, the liens and security interests granted to the Agent pursuant to this Agreement and the exercise of any right or remedy by the Agent hereunder, are subject to the provisions of the Intercreditor Agreement dated as of January 25, 2011 (as amended, restated, supplemented or otherwise modified from time to time, the “Intercreditor Agreement”), among the Agent, as ABL Agent, Wells Fargo Bank, National Association, as Trustee and Collateral Agent, as Note Agent and the Grantors (as defined in the Intercreditor Agreement) from time to time party thereto. In the event of any conflict between the terms of the Intercreditor Agreement and the terms of this Agreement, the terms of the Intercreditor Agreement shall govern and control.”
          5.4. Bailees for Perfection.
          (a) Each Agent agrees to hold that part of the Collateral that is in its possession or control (or in the possession or control of its agents or bailees) to the extent that possession or control thereof is taken to perfect a Lien thereon (such Collateral, which shall include without limitation Account Agreements, Instruments and Capital Stock, being the “Pledged Collateral”) as (i) in the case of the ABL Agent, the collateral agent for the ABL Claimholders under the ABL Loan Documents or, in the case of the Notes Agent, the collateral agent for the Notes Claimholders under the Notes Documents and (ii) gratuitous bailee for the benefit of and on behalf of the other Agent (such bailment being intended, among other things, to satisfy the requirements of Sections 8-301(a)(2) and 9-313(c) of the UCC) and any assignee solely for the purpose of perfecting the security interest granted under the ABL Loan Documents and the Notes Documents, respectively, subject to the terms and conditions of this Section 5.4. The Notes Agent and the Notes Claimholders hereby appoint the ABL Agent as their gratuitous bailee for the purposes of perfecting their security interest in all Deposit Accounts and Securities Accounts of the Company and the Company Subsidiaries. The ABL Agent hereby accepts such appointment and acknowledges and agrees that it shall act for the benefit of and on behalf of the Notes Agent and the other Notes Claimholders under each Account Agreement and that any Proceeds received by the ABL Agent under any Account Agreement shall be applied in accordance with Article IV. In furtherance of the foregoing, each Grantor hereby grants a security interest in the Pledged Collateral, all Deposit Accounts and all Securities Accounts to (x) the Note Agent for the benefit of the ABL Claimholders and (y) the ABL Agent for the benefit of the Notes Claimholders.
          (b) Neither Agent shall have any obligation whatsoever to the other Agent, to any other ABL Claimholder, or to any other Notes Claimholder to ensure that the Pledged

Collateral is genuine or owned by any of the Grantors or to preserve rights or benefits of any Person except as expressly set forth in this Section 5.4. The duties or responsibilities of the respective Agents under this Section 5.4 shall be limited solely to holding the Pledged Collateral as bailee in accordance with this Section 5.4 and delivering the Pledged Collateral or Proceeds thereof upon a Discharge of ABL Obligations or Discharge of Notes Obligations, as applicable, as provided in paragraph (d) below.
          (c) Neither Agent acting pursuant to this Section 5.4 shall have by reason of the ABL Loan Documents, the Notes Documents, this Agreement or any other document a fiduciary relationship in respect of the other Agent, any other ABL Claimholder or any other Notes Claimholder.
          (d) Upon the Discharge of ABL Obligations or the Discharge of Notes Obligations, as applicable, the Agent under the ABL Credit Agreement or Note Agreement, as applicable, that has been discharged shall deliver the remaining Pledged Collateral (if any) in its possession together with any necessary endorsements, first, to the other Agent to the extent the other Obligations remain outstanding, and second, to the applicable Grantor to the extent the Discharge of ABL Obligations and the Discharge of Notes Obligations have occurred (in each case, so as to allow such Person to obtain possession or control of such Pledged Collateral) or as otherwise required by law. Each Agent further agrees to take all other action reasonably requested by the other Agent in connection with the other Agent obtaining a first-priority interest in the Collateral or as a court of competent jurisdiction may otherwise direct. Notwithstanding anything to the contrary contained in this Agreement, any obligation of the Agent, which has been discharged, to make any delivery to the other Agent under this Section 5.4(d) or Section 5.5 is subject to (i) the order of any court of competent jurisdiction, or (ii) any automatic stay imposed in connection with any Insolvency or Liquidation Proceeding.
          (e) Subject to the terms of this Agreement, (i) so long as the Discharge of ABL Obligations has not occurred, the ABL Agent shall be entitled to deal with the Pledged Collateral or Collateral within its “control” in accordance with the terms of this Agreement and other ABL Loan Documents, but only to the extent that such Collateral constitutes ABL Priority Collateral, as if the Liens of the Notes Agent on behalf of the Notes Claimholders did not exist, and (ii) so long as the Discharge of Notes Obligations has not occurred, the Notes Agent shall be entitled to deal with the Pledged Collateral or Collateral within its “control” in accordance with the terms of this Agreement and other Notes Documents, but only to the extent that such Collateral constitutes Notes Priority Collateral, as if the Liens of the ABL Agent on behalf of the ABL Claimholders did not exist.
          5.5. When Discharge of ABL Obligations and Discharge of Notes Obligations Deemed to Not Have Occurred. If at any time after the Discharge of ABL Obligations or a Discharge of Notes Obligations, the Company shall enter into any Permitted Refinancing of any ABL Obligation or Notes Obligation, as applicable, then such Discharge of ABL Obligations or the Discharge of Notes Obligations shall automatically be deemed not to have occurred for all purposes of this Agreement (other than with respect to any actions taken as a result of the occurrence of such first Discharge of ABL Obligations or the Discharge of Notes Obligations in order to effectuate such discharge among (i) the agent(s) and other claimholders under the facility to be discharged, (ii) the agents and other claimholders under the new facility, and (iii) the Company and the Company Subsidiaries), and, from and after the date on which the New Debt

Notice is delivered to the appropriate Agent in accordance with the next sentence, the obligations under such Permitted Refinancing shall automatically be treated as ABL Obligations or Notes Obligations for all purposes of this Agreement, as applicable, including for purposes of the Lien priorities and rights in respect of Collateral set forth herein, and the ABL Agent or the Notes Agent, as applicable, under such new ABL Loan Documents or Notes Documents, as applicable, shall be the ABL Agent or the Notes Agent, as applicable, for all purposes of this Agreement. Upon receipt of a notice (the “New Debt Notice”) stating that the Company has entered into new ABL Loan Documents or new Notes Documents (which notice shall include a complete copy of the relevant new documents and provide the identity of the new Agent, such agent, the “New Agent”), the other Agent, upon written request of the New Agent, shall promptly (a) enter into such documents and agreements (including amendments or supplements to this Agreement) as the Company or such New Agent shall reasonably request in order to provide to the New Agent the rights contemplated hereby, in each case consistent in all material respects with the then terms of this Agreement and (b) deliver to the New Agent any Pledged Collateral held by it together with any necessary endorsements (or otherwise allow the New Agent to obtain control of such Pledged Collateral). In accordance with Section 5.3(a), the New Agent shall agree in a writing addressed to the other Agent and the ABL Claimholders or the Notes Claimholders, as applicable, to be bound by the terms of this Agreement.
VI. INSOLVENCY OR LIQUIDATION PROCEEDINGS.
          6.1. Finance and Sale Issues. The Notes Agent, on behalf of the Notes Claimholders, hereby agrees that, until the Discharge of ABL Obligations has occurred, if any Grantor shall be subject to any Insolvency or Liquidation Proceeding and the ABL Agent shall desire to permit the use of “Cash Collateral” (as such term is defined in Section 363(a) of the Bankruptcy Code) constituting ABL Priority Collateral or to permit any Grantor to obtain financing, whether from the ABL Claimholders or any other Person under Section 364 of the Bankruptcy Code or any similar Bankruptcy Law (“DIP Financing”) secured by a Lien on ABL Priority Collateral, then any Notes Claimholder will not be entitled to raise (and will not raise or support any Person in raising), but instead shall be deemed to have hereby irrevocably and absolutely waived, any objection to, and shall not otherwise in any manner be entitled to oppose or will oppose or support any Person in opposing, such Cash Collateral use or DIP Financing (including, except as expressly provided below, that the Notes Claimholders are entitled to adequate protection of their interest in the Collateral as a condition thereto) so long as such Cash Collateral use or DIP Financing meets the following requirements: (i) the Notes Agent and the other Notes Claimholders retain a Lien on the Collateral and, with respect to the Notes Priority Collateral, with the same priority as existed prior to the commencement of the Insolvency or Liquidation Proceeding, (ii) to the extent that the ABL Agent is granted adequate protection in the form of a Lien, the Notes Agent is permitted to seek a Lien (without objection from ABL Agent or any ABL Claimholder) on Collateral arising after the commencement of the Insolvency or Liquidation Proceeding (so long as, with respect to ABL Priority Collateral, such Lien is junior to the Liens securing such DIP Financing and any other Liens in favor of ABL Agent), (iii) the terms of the Cash Collateral use or the DIP Financing require that any Lien on the Notes Priority Collateral to secure such DIP Financing is subordinate to the Lien of the Notes Agent securing the Notes Obligations with respect thereto and (iv) the terms of such DIP Financing or use of Cash Collateral do not require any Grantor to seek approval for any Plan of Reorganization that is inconsistent with this Agreement. The Notes Agent shall be required to subordinate and will subordinate its Liens in the ABL Priority Collateral to the Liens securing such DIP Financing (and all obligations relating thereto, including any “carve-out” granting administrative priority status or Lien priority to secure repayment of fees and expenses of professionals retained by any debtor or creditors’ committee) and, consistent with the preceding provisions of this Section 6.1, will not request adequate protection or any other relief in connection therewith (except as expressly provided in clause (ii) above); provided, however, if the Liens securing the DIP Financing rank junior to the Liens securing the ABL Obligations, the Notes Agent shall be required to subordinate its Liens in the ABL Priority Collateral to the Liens securing such DIP Financing. The Notes Agent on behalf of itself and the Notes Claimholders, agrees that no such Person shall provide to such Grantor any DIP Financing to the extent that the Notes Agent or any Notes Claimholder would, in connection with such financing, be granted a Lien on the ABL Priority Collateral senior to or pari passu with the Liens of the ABL Agent. The ABL Agent on behalf of itself and the ABL Claimholders, agrees that no such Persons shall provide to such Grantor any DIP Financing to the extent that the ABL Agent or any ABL Claimholder would, in connection with such financing, be granted a Lien on the Notes Priority Collateral senior to or pari passu with the Liens of the Notes Agent.
          6.2. Relief from the Automatic Stay.
          (a) Until the Discharge of ABL Obligations, the Notes Agent, and the other Notes Claimholders, agree that none of them shall seek (or support any other Person seeking) relief from the automatic stay or any other stay in any Insolvency or Liquidation Proceeding in respect of the ABL Priority Collateral, without the prior written consent of the ABL Agent (given or not given in its sole and absolute discretion), unless (i) the ABL Agent already has filed a motion (which remains pending) for such relief with respect to its interest in such ABL Priority Collateral and (ii) a corresponding motion, in the reasonable judgment of the Notes Agent, must be filed for the purpose of preserving the Notes Agent’s ability to receive residual distributions pursuant to Section 4.1, although the Notes Claimholders shall otherwise remain subject to the restrictions in Section 3.1 following the granting of any such relief from the automatic stay.
          (b) Until the Discharge of Notes Obligations has occurred, the ABL Agent, on behalf of the ABL Claimholders, agrees that none of them shall seek (or support any other Person seeking) relief from the automatic stay or any other stay in any Insolvency or Liquidation Proceeding in respect of the Notes Priority Collateral (other than to the extent such relief is required to exercise its rights under Section 3.3), without the prior written consent of the Notes Agent (given or not given in its sole and absolute discretion), unless (i) the Notes Agent already has filed a motion (which remains pending) for such relief with respect to its interest in the Notes Priority Collateral and (ii) a corresponding motion, in the reasonable judgment of the ABL Agent, must be filed for the purpose of preserving the ABL Agent’s ability to receive residual distributions pursuant to Section 4.1, although the ABL Agent shall otherwise remain subject to the restrictions in Section 3.2 following the granting of any such relief from the automatic stay.
          6.3. Adequate Protection.
          (a) Neither the Notes Agent, on behalf of itself and the Notes Claimholders, nor any Notes Claimholder, shall be entitled to contest and none of them shall contest (or support any other Person contesting) (but instead shall be deemed to have hereby irrevocably, absolutely, and unconditionally waived any right):

     (i) any request by the ABL Agent or the other ABL Claimholders for relief from the automatic stay with respect to the ABL Priority Collateral; or
     (ii) any request by the ABL Agent or the other ABL Claimholders for adequate protection with respect to the ABL Priority Collateral; or
     (iii) any objection by the ABL Agent or the other ABL Claimholders to any motion, relief, action or proceeding based on the ABL Agent or the other ABL Claimholders claiming a lack of adequate protection with respect to the ABL Priority Collateral.
          (b) Neither the ABL Agent, on behalf of itself and the ABL Claimholders, nor any ABL Claimholder shall be entitled to contest and none of them shall contest (or support any other Person contesting) (but instead shall be deemed to have hereby irrevocably, absolutely, and unconditionally waived any right):
     (i) any request by the Notes Agent or the other Notes Claimholders for relief from the automatic stay with respect to the Notes Priority Collateral; or
     (ii) any request by the Notes Agent or the Notes Claimholders for adequate protection with respect to the Notes Priority Collateral; or
     (iii) any objection by the Notes Agent or the Notes Claimholders to any motion, relief, action or proceeding based on the Notes Agent or the Notes Claimholders claiming a lack of adequate protection with respect to the Notes Priority Collateral.
          (c) Consistent with the foregoing provisions in this Section 6.3, and except as provided in Sections 6.1 and 6.7, in any Insolvency or Liquidation Proceeding:
     (i) no Notes Claimholder shall be entitled (and each Notes Claimholder shall be deemed to have hereby irrevocably, absolutely, and unconditionally waived any right) to seek or otherwise be granted any type of adequate protection with respect to its interests in the ABL Priority Collateral (except as expressly set forth in Section 6.1 or as may otherwise be consented to in writing by the ABL Agent in its sole and absolute discretion); provided, however, subject to Section 6.1, Notes Claimholders may seek and obtain adequate protection in the form of an additional or replacement Lien on Collateral so long as (i) the ABL Claimholders have been granted adequate protection in the form of a replacement lien on such Collateral, and (ii) any such Lien on ABL Priority Collateral (and on any Collateral granted as adequate protection for the ABL Claimholders in respect of their interest in such ABL Priority Collateral) is subordinated to the Liens of the ABL Agent in such Collateral on the same basis as the other Liens of the Notes Agent on ABL Priority Collateral; and
     (ii) no ABL Claimholder shall be entitled (and each ABL Claimholder shall be deemed to have hereby irrevocably, absolutely, and unconditionally waived any right) to seek or otherwise be granted any type of adequate protection in respect of Notes Priority Collateral except as may be consented to in writing by the Notes Agent in its sole and absolute discretion; provided, however, ABL Claimholders may seek and obtain adequate protection in the form of an additional or replacement Lien on Collateral so long as (i) the

Notes Claimholders have been granted adequate protection in the form of a replacement lien on such Collateral, and (ii) any such Lien on Notes Priority Collateral (and on any Collateral granted as adequate protection for the Notes Claimholders in respect of their interest in such Notes Priority Collateral) is subordinated to the Liens of the Notes Agent in such Collateral on the same basis as the other Liens of the ABL Agent on Notes Priority Collateral.
          (d) With respect to (i) the ABL Priority Collateral, nothing herein shall limit the rights of the Notes Agent or the Notes Claimholders from seeking adequate protection with respect to their rights in the Notes Priority Collateral in any Insolvency or Liquidation Proceeding (including adequate protection in the form of a cash payment, periodic cash payments or otherwise) so long as such request is not otherwise inconsistent with this Agreement and (ii) the Notes Priority Collateral, nothing herein shall limit the rights of the ABL Agent or the ABL Claimholders from seeking adequate protection with respect to their rights in the ABL Priority Collateral in any Insolvency or Liquidation Proceeding (including adequate protection in the form of a cash payment, periodic cash payments or otherwise) so long as such request is not otherwise inconsistent with this Agreement.
          6.4. Avoidance Issues. If any ABL Claimholder or Notes Claimholder is required in any Insolvency or Liquidation Proceeding or otherwise to turn over or otherwise pay to the estate of the applicable Grantor any amount paid in respect of ABL Obligations or the Notes Obligations, as applicable (a “Recovery”), then such ABL Claimholders or Notes Claimholders shall be entitled to a reinstatement of ABL Obligations or the Notes Obligations, as applicable, with respect to all such recovered amounts. If this Agreement shall have been terminated prior to such Recovery, this Agreement shall be reinstated in full force and effect, and such prior termination shall not diminish, release, discharge, impair or otherwise affect the obligations of the parties hereto from such date of reinstatement.
          6.5. Reorganization Securities. Subject to the ability of the ABL Claimholders and the Notes Claimholders, as applicable, to support or oppose confirmation or approval of any Conforming Plan of Reorganization or to oppose confirmation or approval of any Non-Conforming Plan of Reorganization, as provided herein, if, in any Insolvency or Liquidation Proceeding, debt obligations of the reorganized debtor secured by Liens upon any property of the reorganized debtor are distributed pursuant to a Plan of Reorganization, both on account of ABL Obligations and on account of Notes Obligations, then, to the extent the debt obligations distributed on account of the ABL Obligations and on account of the Notes Obligations are secured by Liens upon the same property, the provisions of this Agreement will survive the distribution of such debt obligations pursuant to such plan and will apply with like effect to the debt obligations so distributed, to the Liens securing such debt obligations and the distribution of Proceeds thereof.
          6.6. Post-Petition Interest.
          (a) Neither the Notes Agent nor any Notes Claimholder shall oppose or seek to challenge any claim by the ABL Agent or any ABL Claimholder for allowance in any Insolvency or Liquidation Proceeding of ABL Obligations consisting of post-petition interest, fees or expenses to the extent of the value of the Lien securing any ABL Claimholder’s claim, without regard to the existence of the Lien of the Notes Agent on behalf of the Notes Claimholders on the Collateral; provided that nothing contained in this Section 6.6(a) prohibits the Notes Agent on behalf of the

Notes Claimholders from seeking adequate protection (to the extent it has not already done so under other provisions of this Agreement) with respect to their rights in the Notes Priority Collateral in any Insolvency or Liquidation Proceeding if such Notes Priority Collateral is the source of payment of post-petition interest, fees or expenses payable to the ABL Agent or any ABL Loan Claimholder.
          (b) Neither the ABL Agent nor any other ABL Claimholder shall oppose or seek to challenge any claim by the Notes Agent or any Notes Claimholder for allowance in any Insolvency or Liquidation Proceeding of Notes Obligations consisting of post-petition interest, fees or expenses to the extent of the value of the Lien securing any Notes Claimholder’s claim, without regard to the existence of the Lien of the ABL Agent on behalf of the ABL Claimholders on the Collateral; provided that nothing contained in this Section 6.6(b) prohibits the ABL Agent on behalf of the ABL Claimholders from seeking adequate protection (to the extent it has not already done so under other provisions of this Agreement) with respect to their rights in the ABL Priority Collateral in any Insolvency or Liquidation Proceeding if such ABL Priority Collateral is the source of payment of post-petition interest, fees or expenses payable to the Notes Agent or any Notes Claimholder.
          6.7. Separate Grants of Security and Separate Classification. The Notes Agent, on behalf of the Notes Claimholders, and the ABL Agent on behalf of the ABL Claimholders, acknowledge and intend that: the respective grants of Liens pursuant to the ABL Security Documents and the Notes Security Documents constitute two separate and distinct grants of Liens, and because of, among other things, their differing rights in the Collateral, the Notes Obligations are fundamentally different from the ABL Obligations and must be separately classified in any Plan of Reorganization proposed or confirmed (or approved) in an Insolvency or Liquidation Proceeding. To further effectuate the intent of the parties as provided in the immediately preceding sentence, if it is held that the claims of the ABL Claimholders and the Notes Claimholders in respect of the Collateral constitute claims in the same class (rather than separate classes of senior and junior secured claims), then the ABL Claimholders and the Notes Claimholders hereby acknowledge and agree that all distributions shall be made as if there were separate classes of ABL Obligations and Notes Obligations against the Grantors (with the effect being that, to the extent that the aggregate value of the ABL Priority Collateral or Notes Priority Collateral is sufficient (for this purpose ignoring all claims held by the other Secured Parties for whom such Collateral is non-priority in accordance with Section 2.1 and Section 2.2), the ABL Claimholders or the Notes Claimholders, respectively, shall be entitled to receive, in addition to amounts distributed to them in respect of principal, pre-petition interest and other claims, all amounts owing in respect of post-petition interest, fees or expenses that is available from each pool of priority Collateral for each of the ABL Claimholders and the Notes Claimholders, respectively, before any distribution is made in respect of the claims held by the other Secured Parties for whom such Collateral is non-priority, with such other Secured Parties hereby acknowledging and agreeing to turn over to the respective other Secured Parties amounts otherwise received or receivable by them to the extent necessary to effectuate the intent of this sentence, even if such turnover has the effect of reducing the aggregate recoveries.
          6.8. Asset Dispositions in an Insolvency or Liquidation Proceeding.
          (a) Without limiting the ABL Agent’s and the ABL Claimholders’ rights under Section 3.1(b), neither the Notes Agent nor any other Notes Claimholder shall, in any Insolvency or Liquidation Proceeding or otherwise, oppose any sale or disposition of any ABL Priority

Collateral that is supported by the ABL Claimholders, and the Notes Agent and each other Notes Claimholder will be deemed to have irrevocably, absolutely, and unconditionally consented under Section 363 of the Bankruptcy Code (and otherwise) to any sale of any ABL Priority Collateral supported by the ABL Claimholders and to have released their Liens on such assets; provided that to the extent the Proceeds of such Collateral are not applied to reduce ABL Obligations the Notes Agent shall retain a Lien on such Proceeds in accordance with the terms of this Agreement.
          (b) Without limiting the Notes Agent’s and the Notes Claimholders’ rights under Section 3.2(b), neither the ABL Agent nor any other ABL Claimholder shall, in any Insolvency Proceeding or otherwise, oppose any sale or disposition of any Notes Priority Collateral that is supported by the Notes Claimholders and made subject to Section 3.3(d), and the ABL Agent and each other ABL Claimholder will be deemed to have consented under Section 363 of the Bankruptcy Code (and otherwise) to any sale of any Notes Priority Collateral supported by the Notes Claimholders and to have released their Liens on such assets; provided that to the extent the Proceeds of such Collateral are not applied to reduce Notes Obligations the ABL Agent shall retain a Lien on such Proceeds in accordance with the terms of this Agreement; provided further that the ABL Agent’s and the ABL Claimholders’ rights under Section 3.3 shall survive any such sale or disposition.
VII. RELIANCE; WAIVERS; ETC.
          7.1. Reliance. Other than any reliance on the terms of this Agreement, each of the ABL Claimholders represents and warrants that it has, independently and without reliance on the Notes Agent or any Notes Claimholder, and based on documents and information deemed by it appropriate, made its own credit analysis and decision to enter into ABL Loan Documents and be bound by the terms of this Agreement, and it will continue to make its own credit decision in taking or not taking any action under the ABL Loan Documents or this Agreement. Other than any reliance on the terms of this Agreement, each of the Notes Claimholders represents and warrants that it has, independently and without reliance on the ABL Agent or any other ABL Claimholder, and based on documents and information deemed by it appropriate, made its own credit analysis and decision to enter into each of the other Notes Documents and be bound by the terms of this Agreement, and it will continue to make its own credit decision in taking or not taking any action under the Notes Documents or this Agreement. Each of the Notes Agent and the ABL Agent represents and warrants to the other parties hereto that it is authorized and/or directed under the Indenture and the ABL Credit Agreement, as the case may be, to enter into this Agreement.
          7.2. No Warranties or Liability. The ABL Agent, on behalf of the ABL Claimholders, acknowledges and agrees that each of the Notes Agent and the Notes Claimholders have made no express or implied representation or warranty, including with respect to the execution, validity, legality, completeness, collectibility or enforceability of any of the other Notes Documents, the ownership of any Collateral or the perfection or priority of any Liens thereon. Except as otherwise provided in this Agreement, the Notes Agent and the Notes Claimholders will be entitled to manage and supervise their respective loans and extensions of credit under the Notes Documents in accordance with law and as they may otherwise, in their sole discretion, deem appropriate. The Notes Agent, on behalf the Notes Claimholders, acknowledges and agrees that the ABL Agent and the other ABL Claimholders have made no express or implied representation or warranty, including with respect to the execution, validity, legality, completeness, collectibility or enforceability of any of the other ABL Loan Documents, the ownership of any Collateral or the perfection or priority of any Liens thereon. Except as otherwise provided herein, the ABL Agent and the other ABL Claimholders will be entitled to manage and supervise their respective loans and extensions of credit under their respective ABL Loan Documents in accordance with law and as they may otherwise, in their sole discretion, deem appropriate. The Notes Agent and the Notes Claimholders shall have no duty to the ABL Agent or any of the ABL Claimholders, and the ABL Agent and the other ABL Claimholders shall have no duty to the Notes Agent or any of the other Notes Claimholders, to act or refrain from acting in a manner which allows, or results in, the occurrence or continuance of an event of default or default under any agreements any Grantor (including the ABL Loan Documents and the Notes Documents), regardless of any knowledge thereof which they may have or be charged with.
          7.3. No Waiver of Lien Priorities.
          (a) No right of the Agents, the other ABL Claimholders or the other Notes Claimholders to enforce any provision of this Agreement or any ABL Loan Document or Notes Document shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of any Grantor or by any act or failure to act by such Agents, ABL Claimholder or Notes Claimholders or by any noncompliance by any Person with the terms, provisions and covenants of this Agreement, any of the ABL Loan Documents or any of the Notes Documents, regardless of any knowledge thereof which the Agents or the ABL Claimholders or Notes Claimholders, or any of them, may have or be otherwise charged with.
          (b) Without in any way limiting the generality of the foregoing paragraph (but subject to the rights of the Grantors under the ABL Loan Documents and Notes Documents and subject to the provisions of Sections 5.3(a), 5.3(c), and, as applicable, 5.3(d)), the Agents, the other ABL Claimholders and the other Notes Claimholders may, at any time and from time to time in accordance with the ABL Loan Documents and Notes Documents and/or applicable law, without the consent of, or notice to, the other Agent or the ABL Claimholder or the Notes Claimholders (as applicable), without incurring any liabilities to such Persons and without impairing or releasing the Lien priorities and other benefits provided in this Agreement (even if any right of subrogation or other right or remedy is affected, impaired or extinguished thereby) do any one or more of the following:
          (i) change the manner, place or terms of payment or change or extend the time of payment of, or amend, renew, exchange, increase or alter, the terms of any of the Obligations or any Lien or guaranty thereof or any liability of any Grantor, or any liability incurred directly or indirectly in respect thereof (including any increase in or extension of the Obligations, without any restriction as to the tenor or terms of any such increase or extension) or otherwise amend, renew, exchange, extend, modify or supplement in any manner any Liens held by the Agents or any rights or remedies under any of the ABL Loan Documents or the Notes Documents;
          (ii) sell, exchange, release, surrender, realize upon, enforce or otherwise deal with in any manner and in any order any part of the Collateral (except to the extent provided in this Agreement) or any liability of any Grantor or any liability incurred directly or indirectly in respect thereof;

          (iii) settle or compromise any Obligation or any other liability of any Grantor or any security therefore or any liability incurred directly or indirectly in respect thereof and apply any sums by whomsoever paid and however realized to any liability in any manner or order that is not inconsistent with the terms of this Agreement; and
          (iv) exercise or delay in or refrain from exercising any right or remedy against any security or any Grantor or any other Person, elect any remedy and otherwise deal freely with any Grantor.
          7.4. Obligations Unconditional. All rights, interests, agreements and obligations of the ABL Claimholders and the Notes Claimholders, respectively, hereunder shall remain in full force and effect irrespective of:
          (a) any lack of validity or enforceability of any ABL Loan Documents or any Notes Documents;
          (b) except, in each case, as otherwise expressly set forth in this Agreement, any change in the time, manner or place of payment of, or in any other terms of, all or any of the ABL Obligations or Notes Obligations, or any amendment or waiver or other modification, including any increase in the amount thereof, whether by course of conduct or otherwise, of the terms of any ABL Loan Document or any Notes Document;
          (c) except as otherwise expressly set forth in this Agreement, any exchange, release, voiding, avoidance or non-perfection of any security interest in any Collateral or any other collateral, or any amendment, waiver or other modification, whether in writing or by course of conduct or otherwise, of all or any of the ABL Obligations or Notes Obligations or any guaranty thereof;
          (d) the commencement of any Insolvency or Liquidation Proceeding in respect of any Grantor; or
          (e) any other circumstances which otherwise might constitute a defense available to, or a discharge of, any Grantor in respect of the ABL Agent, the ABL Obligations, any ABL Claimholder, the Notes Agent, the Notes Obligations or any Notes Claimholder in respect of this Agreement.
VIII. MISCELLANEOUS.
          8.1. Conflicts. In the event of any conflict between the provisions of this Agreement and the provisions of any ABL Loan Document or any Notes Document, the provisions of this Agreement shall govern and control.
          8.2. Effectiveness; Continuing Nature of this Agreement; Severability. This Agreement shall become effective when executed and delivered by the parties hereto. This is a continuing agreement of Lien subordination (as opposed to an agreement of debt or claim subordination), and the ABL Claimholders and Notes Claimholders may continue, at any time and without notice to the other Agent, to extend credit and other financial accommodations and lend monies to or for the benefit of any Grantor in reliance hereon. Each of the Agents, on behalf the ABL Claimholders or the Notes Claimholders, as applicable, hereby irrevocably, absolutely, and unconditionally waives any right any Claimholder may have under applicable law to revoke this Agreement or any of the provisions of this Agreement. The terms of this Agreement shall survive, and shall continue in full force and effect, in any Insolvency or Liquidation Proceeding. Consistent with, but not in limitation of, the preceding sentence, each of the Agents, on behalf of the ABL Claimholders and the Notes Claimholders, as applicable, irrevocably acknowledges that this Agreement constitutes a “subordination agreement” within the meaning of both New York law and Section 510(a) of the Bankruptcy Code. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall not invalidate the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. All references to any Grantor shall include such Grantor as debtor and debtor-in-possession and any receiver or trustee for any Grantor (as applicable) in any Insolvency or Liquidation Proceeding. This Agreement shall terminate and be of no further force and effect:
          (a) with respect to the ABL Agent, the ABL Claimholders and the ABL Obligations, the date of the Discharge of ABL Obligations, subject to the rights of the ABL Claimholders under Section 6.4; and
          (b) with respect to the Notes Agent, the Notes Claimholders and the Notes Obligations, the date of the Discharge of Notes Obligations, subject to the rights of the Notes Claimholders under Section 6.4.
          8.3. Amendments; Waivers. No amendment, modification or waiver of any of the provisions of this Agreement by the Notes Agent or the ABL Agent shall be deemed to be made unless the same shall be in writing signed on behalf of each party hereto or its authorized agent and each waiver, if any, shall be a waiver only with respect to the specific instance involved and shall in no way impair the rights of the parties making such waiver or the obligations of the other parties to such party in any other respect or at any other time. Notwithstanding the foregoing, (i) no Grantor shall have any right to consent to or approve any amendment, modification or waiver of any provision of this Agreement except to the extent its rights are directly affected and (ii) any Additional Pari Passu Notes Agent, on behalf of itself and the applicable holder of Additional Pari Passu Notes Obligations, may become a party to this Agreement, without any further action by any other party hereto, upon execution and delivery by the Company and such Agent of a properly completed joinder to this Agreement.
          8.4. Information Concerning Financial Condition of the Company and Their Subsidiaries. The ABL Claimholders, on the one hand, and the Notes Claimholders, on the other hand, shall each be responsible for keeping themselves informed of (a) the financial condition of the Company and the Company Subsidiaries and all endorsers and/or guarantors and other Grantors of the ABL Obligations or the Notes Obligations and (b) all other circumstances bearing upon the risk of nonpayment of the ABL Obligations or the Notes Obligations. Neither the ABL Claimholders, on the one hand, nor the Notes Claimholders, on the other hand, shall have any duty to advise the other of information known to it or them regarding such condition or any such circumstances or otherwise. In the event that either the ABL Agent or any of the other ABL Claimholders, on the one hand, or the Notes Agent or any of the other Notes Claimholders, on the other hand, undertakes at any time or from time to time to provide any such information to any of the others, it or they shall be under no obligation, (i) to make, and shall not make, any express or implied representation or warranty, including with respect to the accuracy, completeness, truthfulness or validity of any such information so provided, (ii) to provide any additional information or to provide any such information on any subsequent occasion, (iii) to undertake any investigation, or (iv) to disclose any information, which pursuant to accepted or reasonable commercial finance practices, such party wishes to maintain confidential or is otherwise required to maintain confidential.
          8.5. Subrogation.
          (a) With respect to the value of any payments or distributions in cash, property or other assets that any of the Notes Claimholders actually pays over to the ABL Agent or the ABL Claimholders under the terms of this Agreement, the Notes Claimholders shall be subrogated to the rights of the ABL Claimholders; provided, however, that the Notes Agent, on behalf of the Notes Claimholders, hereby agrees not to assert or enforce all such rights of subrogation it may acquire as a result of any payment hereunder until the Discharge of ABL Obligations has occurred. The Grantors acknowledge and agree that, to the extent permitted by applicable law, the value of any payments or distributions in cash, property or other assets received by the Notes Claimholders that are paid over to the ABL Claimholders pursuant to this Agreement shall not reduce any of the Notes Obligations. Notwithstanding the foregoing provisions of this Section 8.5(a), none of the Notes Claimholders shall have any claim against any of the ABL Claimholders for any impairment of any subrogation rights herein granted to the Notes Claimholders.
          (b) With respect to the value of any payments or distributions in cash, property or other assets that any of the ABL Claimholders actually pays over the Notes Claimholders under the terms of this Agreement, the ABL Claimholders shall be subrogated to the rights of the Notes Claimholders; provided, however, that the ABL Agent, on behalf of the ABL Claimholders, hereby agrees not to assert or enforce all such rights of subrogation it may acquire as a result of any payment hereunder until the Discharge of Notes Obligations has occurred. The Grantors acknowledge and agree that, to the extent permitted by applicable law, the value of any payments or distributions in cash, property or other assets received by the ABL Claimholders that are paid over to the Notes Claimholders pursuant to this Agreement shall not reduce any of the ABL Obligations. Notwithstanding the foregoing provisions of this Section 8.5(b), none of the ABL Claimholders shall have any claim against any of the Notes Claimholders for any impairment of any subrogation rights herein granted to the ABL Claimholders.
          8.6. SUBMISSION TO JURISDICTION; WAIVERS.
          (a) ALL JUDICIAL PROCEEDINGS BROUGHT AGAINST ANY PERSON ARISING OUT OF OR RELATING HERETO MAY BE BROUGHT IN ANY STATE OR FEDERAL COURT OF COMPETENT JURISDICTION IN THE STATE, COUNTY AND CITY OF NEW YORK. BY EXECUTING AND DELIVERING THIS AGREEMENT, EACH PARTY, FOR ITSELF AND ON BEHALF OF THE NOTES CLAIMHOLDERS (IN THE CASE OF THE NOTES AGENT) AND THE ABL CLAIMHOLDERS (IN THE CASE OF THE ABL AGENT), IRREVOCABLY:
          (1) AGREES THAT THE ONLY NECESSARY PARTIES TO ANY AND ALL JUDICIAL PROCEEDINGS ARISING OUT OF OR RELATING TO THIS AGREEMENT SHALL BE THE PARTIES HERETO, EXCEPT WHERE IN ANY SUCH JUDICIAL PROCEEDING RELIEF (INCLUDING INJUNCTIVE RELIEF OR THE RECOVERY OF MONEY) IS BEING SOUGHT DIRECTLY AGAINST OR FROM A

PERSON THAT IS NOT A PARTY AND EXCEPT THAT, IN ANY SUCH JUDICIAL PROCEEDINGS BETWEEN THE NOTES AGENT AND THE ABL AGENT THAT DOES NOT SEEK ANY RELIEF AGAINST OR FROM THE COMPANY OR ANY OF THE COMPANY SUBSIDIARIES, THE COMPANY AND THE SUBSIDIARIES SHALL NOT BE NECESSARY PARTIES. WITHOUT LIMITING THE GENERALITY OF THE FOREGOING, AND CONSISTENT WITH THE PROVISIONS OF SECTIONS 8.14 AND 8.17, NONE OF THE ABL CLAIMHOLDERS (OTHER THAN THE ABL AGENT) OR THE NOTES CLAIMHOLDERS (OTHER THAN THE NOTES AGENT) SHALL BE NECESSARY OR OTHERWISE APPROPRIATE PARTIES TO ANY SUCH JUDICIAL PROCEEDINGS, UNLESS IN SUCH JUDICIAL PROCEEDING SUMS ARE BEING SOUGHT TO BE RECOVERED DIRECTLY FROM SUCH PERSONS, INCLUDING PURSUANT TO SECTION 4.2.
          (2) ACCEPTS GENERALLY AND UNCONDITIONALLY THE NONEXCLUSIVE JURISDICTION AND VENUE OF SUCH COURTS;
          (3) WAIVES ANY DEFENSE OF FORUM NON CONVENIENS;
          (4) AGREES THAT SERVICE OF ALL PROCESS IN ANY SUCH PROCEEDING IN ANY SUCH COURT MAY BE MADE BY REGISTERED OR CERTIFIED MAIL, RETURN RECEIPT REQUESTED, TO THE APPLICABLE PERSON (AND IN THE CASE OF A PARTY, AT ITS ADDRESS PROVIDED IN ACCORDANCE WITH SECTION 8.7); AND
          (5) AGREES THAT SERVICE AS PROVIDED IN CLAUSE (3) ABOVE IS SUFFICIENT TO CONFER PERSONAL JURISDICTION OVER THE APPLICABLE PERSON IN ANY SUCH PROCEEDING IN ANY SUCH COURT, AND OTHERWISE CONSTITUTES EFFECTIVE AND BINDING SERVICE IN EVERY RESPECT.
          (b) WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT, ANY OF THE ABL LOAN DOCUMENTS OR ANY OF THE NOTE DOCUMENTS. EACH OF THE PARTIES HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT, THE ABL LOAN DOCUMENTS AND THE NOTE DOCUMENTS, AS APPLICABLE, BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 8.6.
          8.7. Notices. All notices permitted or required under this Agreement need be sent only to the Notes Agent and the ABL Agent, as applicable, in order to be effective and otherwise binding on any applicable Claimholder. If any notice is sent for whatever reason to the other Notes Claimholders or the ABL Claimholders, such notice shall also be sent to the applicable Agent. Unless otherwise specifically provided herein, any notice hereunder shall be in writing and may be personally served or sent by facsimile or United States mail or courier service and shall be deemed to have been given when delivered in person or by overnight courier service and signed for against receipt thereof, upon receipt of facsimile during normal business hours, or three Business Days after depositing it in the United States certified mails (return receipt requested) with postage prepaid and properly addressed. For the purposes hereof, the addresses of the parties hereto shall be as set forth below each party’s name on the signature pages hereto, or, as to each party, at such other address as may be designated by such party in a written notice to all of the other parties.
          8.8. Further Assurances. The ABL Agent, on behalf of the ABL Claimholders, and the Notes Agent, on behalf of the Notes Claimholders, and the Grantors, agree that each of them shall take such further action and shall execute and deliver such additional documents and instruments (in recordable form, if requested) as the ABL Agent or the Notes Agent may reasonably request to effectuate the terms of and the Lien priorities contemplated by this Agreement.
          8.9. APPLICABLE LAW. THIS AGREEMENT SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.
          8.10. Specific Performance. Each of the ABL Agent and the Notes Agent may demand specific performance of this Agreement. The ABL Agent, on behalf of itself and the ABL Claimholders, and the Notes Agent, on behalf of itself and the Notes Claimholders, hereby irrevocably waive any defense based on the adequacy of a remedy at law and any other defense which might be asserted to bar the remedy of specific performance in any action which may be brought by the ABL Agent or the other ABL Claimholders or the Notes Agent or the other Notes Claimholders, as applicable. Without limiting the generality of the foregoing or of the other provisions of this Agreement, in seeking specific performance in any Insolvency or Liquidation Proceeding, an Agent may seek such relief as if it were the “holder” of the claims of the other Agent’s Claimholders under Section 1126(a) of the Bankruptcy Code or otherwise had been granted an irrevocable power of attorney by the other Agent’s Claimholders.
          8.11. Headings. Section headings in this Agreement are included herein for convenience of reference only and shall not constitute a part of this Agreement for any other purpose or be given any substantive effect.
          8.12. Counterparts. This Agreement may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. Delivery of an executed counterpart of a signature page of this Agreement or any document or instrument delivered in connection herewith by telecopy shall be effective as delivery of a manually executed counterpart of this Agreement or such other document or instrument, as applicable.
          8.13. Authorization. By its signature, each party hereto represents and warrants to the other parties hereto that the individual signing this Agreement on its behalf is duly authorized to execute this Agreement. The Notes Agent hereby represents that it is authorized to, and by its signature hereon does, bind the other Notes Claimholders to the terms of this Agreement. The ABL Agent hereby represents that it is authorized to, and by its signature hereon does, bind the other ABL Claimholders to the terms of this Agreement.

          8.14. No Third Party Beneficiaries. This Agreement and the rights and benefits hereof shall inure to the benefit of each of the parties hereto and its respective successors and assigns and shall inure to the benefit of (and shall be binding upon) each of the Agents, the other ABL Claimholders and the other Notes Claimholders and their respective successors and assigns. Without limiting the generality of the foregoing, each of the Indenture, each Additional Pari Passu Notes Agreement and the ABL Credit Agreement shall expressly refer to this Agreement and acknowledge that its provisions shall be binding on the Notes Agent, and the other Notes Claimholders (and their respective successors and assigns) and on the ABL Agent and the other ABL Claimholders (and their respective successors and assigns), as applicable, and, in any event, this Agreement shall be binding on the Agents, the other ABL Claimholders, and the other Notes Claimholders and their respective successors and assigns as if its provisions were set forth in their entirety in the ABL Credit Agreement, the Indenture and each Additional Pari Passu Notes Agreement, the obligations of the Grantors.
          8.15. Provisions Solely to Define Relative Rights. The provisions of this Agreement are and are intended solely for the purpose of defining the relative rights of the ABL Claimholders on the one hand and the Notes Claimholders on the other hand. No Grantor or any other creditor thereof shall have any rights hereunder, and no Grantor may rely on the terms hereof. Nothing in this Agreement is intended to or shall impair as between the Grantors and the ABL Agent and the other ABL Claimholders, or as between the Grantors and the Notes Agent and the other Notes Claimholders, the obligations of any Grantor, which are absolute and unconditional, to pay principal, interest, fees and other amounts as provided in the other ABL Loan Documents and the other Notes Documents, respectively, including as and when the same shall become due and payable in accordance with their terms.
          8.16. Marshalling of Assets. The Notes Agent, on behalf of the Notes Claimholders, hereby irrevocably, absolutely, and unconditionally waives any and all rights or powers any Notes Claimholder may have at any time under applicable law or otherwise to have the ABL Priority Collateral, or any part thereof, marshaled upon any foreclosure or other enforcement of the ABL Agent’s Liens. The ABL Agent, on behalf of the ABL Claimholders, hereby waives irrevocably, absolutely, and unconditionally any and all rights any ABL Claimholder may have at any time under applicable law or otherwise to have the Notes Priority Collateral, or any part thereof, marshaled upon any foreclosure or other enforcement of the Notes Agent’s Liens.
          8.17. Exclusive Means of Exercising Rights under this Agreement. The Notes Claimholders shall be deemed to have irrevocably appointed the Notes Agent, and the ABL Claimholders shall be deemed to have irrevocably appointed the ABL Agent, as their respective and exclusive agents hereunder. Consistent with such appointment, the Notes Claimholders and the ABL Claimholders further shall be deemed to have agreed that only their respective Agent (and not any individual Claimholder or group of Claimholders) shall have the exclusive right to exercise any rights, powers, and/or remedies under or in connection with this Agreement (including bringing any action to interpret or otherwise enforce the provisions of this Agreement) or the Collateral; provided, that (i) ABL Claimholders holding obligations in respect to Bank Products or Obligations in respect of Hedging Agreements may exercise customary netting rights with respect thereto, (ii) cash collateral may be held pursuant to the terms of the ABL Loan Documents (including any relating to Bank Products or Hedging Agreements) and any such individual ABL Claimholder may act against such Collateral, and (iii) ABL Claimholders may exercise customary rights of setoff against depository or other accounts maintained with them. Specifically, but without limiting the generality of the foregoing, each Noteholder or group of Noteholders, and each ABL Lender or group of ABL Lenders, shall not be entitled to take or file, but instead shall be precluded from taking or filing (whether in any Insolvency or Liquidation Proceeding or otherwise), any action, judicial or otherwise, to enforce any right or power or pursue any remedy under this Agreement (including any declaratory judgment or other action to interpret or otherwise enforce the provisions of this Agreement) or in otherwise relation to the Collateral, except solely as provided in the proviso in the preceding sentence.
          8.18. Interpretation. This Agreement is a product of negotiations among representatives of, and has been reviewed by counsel to, the Notes Agent, the ABL Agent, the Company, the Company Subsidiaries and the initial purchasers of the Notes and is the product of those Persons on behalf of themselves and the Notes Claimholders (in the case of the Notes Claimholders) and the ABL Claimholders (in the case of the ABL Claimholders). Accordingly, this Agreement’s provisions shall not be construed against, or in favor of, any party or other Person merely by virtue of that party or other Person’s involvement, or lack of involvement, in the preparation of this Agreement and of any of its specific provisions.
          8.19. Certain Terms Concerning the Notes Agent. The Notes Agent is executing and delivering this Agreement solely in its capacity as Trustee and Collateral Agent under and pursuant to directions set forth in the Notes Documents; and in so doing, the Notes Agent shall not be responsible for the terms or sufficiency of this Agreement for any purpose. The Notes Agent shall have no duties or obligations under or pursuant to this Agreement other than such duties as may be expressly set forth in this Agreement as duties on its part to be performed or observed. In entering into this Agreement, or in taking (or forbearing from) any action under or pursuant to the Agreement, the Notes Agent shall have and be protected by all of the rights, immunities, indemnities and other protections granted to the Trustee and Collateral Agent under the Indenture and the other Notes Documents.
          8.20. Certain Terms Concerning ABL Agent and Notes Agent. Neither the ABL Agent nor the Notes Agent shall have any liability or responsibility for the actions or omissions of any other Secured Party, or for any other Secured Party’s compliance with (or failure to comply with) the terms of this Agreement. Neither the ABL Agent nor the Notes Agent shall have individual liability to any Person if it shall mistakenly pay over or distribute to any Secured Party (or the Issuers) any amounts in violation of the terms of this Agreement, so long as the ABL Agent or the Notes Agent, as the case may be, is acting in good faith.
[Signature Pages Follow]

          IN WITNESS WHEREOF, the parties hereto have executed this Intercreditor Agreement as of the date first written above.

ABL Agent: WELLS FARGO CAPITAL FINANCE, LLC as ABL Agent
By:	/s/ Samantha Alexander
	Name:	Samantha Alexander
	Title:	Director

Notice Address:

1100 Abernathy Road
Suite 1600
Atlanta, GA 30328
Attn: Loan Portfolio Manager
Fax No. 770-804-0785

with copies to:

Winston & Strawn LLP
214 N. Tryon Street
Suite 2200
Charlotte, NC 28202
Attn: Molly McGill, Esq.
Fax No. 704-350-7800

Signature Page to Exide Technologies Intercreditor Agreement

Notes Agent: WELLS FARGO BANK, NATIONAL ASSOCIATION, as Trustee and Collateral Agent under the Indenture and Collateral Agent under the Notes Documents, as Notes Agent
By:	/s/ Stefan Victory
	Name:	Stefan Victory
	Title:	Vice President

Notice Address: Wells Fargo Bank, N.A. 7000 Central Parkway NE, Suite 550 Atlanta, Georgia 30328 Attn: Corporate Trust Services-Exide Technologies Fax No. 770-551-5118
Signature Page to Exide Technologies Intercreditor Agreement

Acknowledged and Agreed to by: Company: EXIDE TECHNOLOGIES, INC.
By:	/s/ Brad S. Kalter
	Name:	Brad S. Kalter
	Title:	Vice President, Deputy General Counsel and Corporate Secretary

Notice Address:

13000 Deerfield Parkway, Building 200
Milton, GA 30004
Attn: Nicholas Iuanow, Vice President and Corporate Treasurer
Fax No. 678-566-9229

With copies to:

Exide Technologies
13000 Deerfield Parkway, Building 200
Milton, GA 30004
Attn: Brad Kalter, Esq.
Fax No. 678-566-9229

Jones Day
1420 Peachtree Street, NE
Suite 800
Atlanta, GA 30309
Attn: Aldo LaFiandra, Esq.
Fax No. 404-581-8330

Signature Page to Exide Technologies Intercreditor Agreement